As filed with the Securities and Exchange Commission on July 21, 2008
Registration No. 333-146997

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Post-Effective
Amendment No. 2

TIGER RENEWABLE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Nevada	2860	84-1665042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

6600 Trans-Canada, Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
514-771-3795
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47
Las Vegas, NV 89123
(800) 672-9110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Travis L. Gering, Esq.
Wuersch & Gering LLP
100 Wall Street, 21st  Floor
New York, NY 10005
(212) 509-5050

Approximate date of commencement of proposed sale to the public: From time-to-time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐  Non-accelerated filer  ☐  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock for sale by us	6,372,000	$0.25		$1,593,000		$62.60
Common Stock for sale by selling stockholders	4,500,000	$0.38	(1)	$1,710,000	(1)	$67.20
Common Stock underlying Series A Warrants exercisable at $2.50 per share by selling stockholders	1,500,000	$0.38	(1)	$570,000	(1)	$22.40

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of the basis of $0.38 per share as the average of the high and low prices of the Registrant's common stock on July 16, 2008, as quoted on the Over-the-Counter-Bulletin-Board quotation system.

(2) The registration fee in respect of the securities registered herein was previously paid in the Registration Statement filed by the Registrant with the Securities and Exchange Commission on October 29, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: This Post-Effective Amendment is being filed to reflect a change in the proposed maximum offering price per share to $.30 per share.

Prospectus Subject to Completion Dated ___________

TIGER RENEWABLE ENERGY LTD.
12,372,000 Shares of Common Stock

This prospectus relates to periodic offers and sales of 12,372,000 shares of common stock by our Company and the selling security holders, which consists of:

6,372,000 shares of our common stock which we are offering on a direct basis at a price of $0.25 per share;

Up to 4,500,000 shares of common stock which are presently outstanding and owned by the selling stockholders; and

Up to 1,500,000 shares of common stock underlying Series A Warrants owned by the selling stockholders.

There is no minimum offering. The offering period will end one hundred eighty (180) days from the date of this prospectus but may also be terminated sooner in our sole discretion. Our direct offering shares will be offered and sold on a self-underwritten, best-efforts basis through our officers and directors. Our direct offering shares will be sold at a fixed price of $0.30 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our direct offering shares will go to us. No assurance can be given that we will be able to sell any of our direct offering shares.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.25	None	$0.25
Total Minimum	$0	None	$0
Total Maximum	$1,593,000	None	$1,593,000

(1)
Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our directly offered shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $60,216 including legal and accounting fees and printing costs.

Our common stock is quoted for trading on the over-the-counter bulletin board under the symbol TGRW.OB.

We will not receive any proceeds from the sale of shares offered by the selling stockholders. Upon the effective date of this registration statement, the selling stockholders may sell their common stock from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. The selling stockholders may be deemed to be underwriters of the shares of common stock which they are offering. We will, however, receive payment for exercise of the Series A Warrants by the selling stockholders. One Series A Warrant and payment to the Company of $2.50 will entitle the holder of the warrant to acquire one share of the Company's common stock. The Series A Warrants are exercisable up to two years after their issuance. The Series A Warrants are not being registered for sale or trading hereunder. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

For a description of the plan of distribution of these shares, please see page 16 of this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 6 to read about certain risks you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	5

RISK FACTORS	6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	14

WHERE YOU CAN FIND MORE INFORMATION	15

USE OF PROCEEDS	16

DETERMINATION OF OFFERING PRICE	16

PLAN OF DISTRIBUTION	16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	19

BIOGRAPHICAL INFORMATION REGARDING OFFICERS AND DIRECTORS	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

SELLING STOCKHOLDERS	22

DESCRIPTION OF SECURITIES	26

LEGAL MATTERS	28

EXPERTS	28

INTEREST OF NAMED EXPERTS AND COUNSEL	29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	29

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE	29

DESCRIPTION OF BUSINESS	30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36

DESCRIPTION OF PROPERTY	39

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	39

EXECUTIVE COMPENSATION	41

FINANCIAL STATEMENTS	F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	F-47

INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1

RECENT SALES OF UNREGISTERED SECURITIES	II-1

EXHIBITS	II-5

UNDERTAKINGS	II-8

SIGNATURES	II-10

INDEX TO EXHIBITS	II-11

SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, Tiger Renewable Energy Ltd. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors." All dollar amounts refer to United States dollars unless otherwise noted.

Our Business

Tiger Renewable Energy Ltd. (the “Company”) is a development stage company. The Company was organized under the laws of the State of Nevada on September 9, 2004. The Company’s founders initially intended to establish a management and consulting business. The founders of the Company subsequently decided that the Company should pursue other opportunities and a change of control of the Company occurred on June 5, 2006. In connection with the change of control, the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.”

On February 11, 2008, the Company changed its name to “Tiger Renewable Energy Ltd.”

Our principal executive offices are located at 6600 Trans-Canada, Suite 519, Pointe-Claire, Quebec H9R 4S2, Canada. Our telephone number is 514-771-3795.

We entered into a joint venture (the “Venture”) to produce ethanol in the People’s Republic of China. We own 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products in China.

As of the date of this prospectus, the Company’s ethanol plant is under construction. We currently anticipate that this plant will be completed by the end of September, 2008. The construction of the major elements of the plant’s infrastructure is now completed. The installation of the plant’s equipment is now approximately 70% complete. Upon completion of the plant’s construction, we will be required to go through regulatory inspection before receiving final approval for operational permits. Upon the successful completion of these inspections, the Company will be granted its licenses to commence the production of ethanol. The Company will require approximately fifty (50) employees prior to commencing production. Thereafter, the Company plans to expand its workforce at the plant to eighty (80) to one hundred and twenty (120) employees. At the present time, the Company has ten (10) employees in China.

Our Financial Situation

Since inception of our Company we have incurred only losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available as of January 31, 2008 to enable the Company to continue operating as a going concern. We will not be able to complete the construction of the ethanol manufacturing plant and commence production without additional financing. We anticipate that we will need to raise an additional $4,550,000 to complete the ethanol manufacturing plant and commence production. We have no history of operating profits, we have limited funds and we will continue to incur operating losses.

In the event of the successful completion of our fund-raising through the sale of our shares of common stock, once the production of ethanol commences, we must become profitable.  If we cannot operate profitably, we may have to suspend or cease operations.  Funds on hand will not sustain the Company’s operations for the next year.  In order to become profitable, we will need to generate revenues to offset our cost of revenues, sales and marketing, and general and administrative expenses. If we do not become profitable, we will need to raise additional capital to sustain our operations. However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all. If our losses continue and we are unable to secure sufficient additional financing, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

Our Offering

This prospectus relates to the sale of a total of 12,372,000 shares of our common stock. Upon the effective date of this registration statement, up to 6,372,000 shares may be sold by the Company at a fixed price of $0.25 per share, up to 4,500,000 shares may sold by the selling stockholders set forth under the caption “Selling Stockholders” and up to 1,500,000 shares may be sold upon exercise of certain Series A Warrants by Selling Stockholders. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive all of the proceeds from the sale of our shares at $0.25 per share. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will, however, receive payment in the event that the Series A Warrants are exercised. One Series A Warrant and $2.50 will entitle the holder of such warrant to acquire one share of the Company's common stock. The Series A Warrants are exercisable up to two years after their issuance. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

RISK FACTORS

An investment in the common stock offered by this prospectus and any prospectus supplement involves a substantial risk of loss. You should carefully consider the risks described below and the other information contained in this prospectus and any prospectus supplement including our financial statements and the related notes, before you purchase any of our shares of common stock. We have identified below all material risks known to us and anticipated by us at present.

RISKS RELATED TO OUR BUSINESS

WE HAVE ONLY HAD OPERATING LOSSES WHICH RAISE SUBSTANTIAL DOUBTS ABOUT OUR VIABILITY TO CONTINUE OUR BUSINESS AND OUR AUDITORS HAVE ISSUED AN OPINION EXPRESSING THE UNCERTAINTY OF OUR COMPANY TO CONTINUE AS A GOING CONCERN. IF WE ARE NOT ABLE TO CONTINUE OPERATIONS, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT IN OUR COMPANY.

We have a history of operating losses, and may continue to incur operating losses. On July 12, 2007 we changed our fiscal year end to January 31. The relevant three-month period for comparing our current and prior financial situation are therefore April 30, 2008 compared to May 31, 2007. We experienced losses during the first three months of the fiscal year ending January 31, 2009. With respect to the unaudited three-month period ending April 30, 2008, we incurred losses of $168,343 (compared with losses of $171,886 for the unaudited three-month period ending May 31, 2007). We had negative working capital for the unaudited three-month period ending April 30, 2008 of $345,926 (compared with $2,769,558 in positive working capital for the unaudited three-month period ending May 31, 2007), and a stockholders' equity of $4,562,545 unaudited as of April 30, 2008 (compared with a stockholders' equity of $4,730,888 audited as of January 31, 2008). We also need to raise additional capital to be able to complete the construction of the ethanol manufacturing plant. All of these developments raise substantial doubt about our ability to continue as a going concern. As a result of these losses and the losses incurred as of January 31, 2008, our auditors issued an opinion in their audit report as of May 20, 2008 expressing uncertainty about the ability of our Company to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.

WE HAVE HAD NO OPERATING HISTORY ON WHICH INVESTORS CAN EVALUATE OUR FUTURE PROSPECTS AND THEREFORE ANY INVESTMENT IN OUR COMPANY IS SPECULATIVE.

Our recent financial statements may not provide sufficient information to assess our future prospects. Our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, unforeseen expenses, complications and delays, established competitors and other factors. Irrespective of the quality of products and skills of management, we may still never achieve profitable operations.

BECAUSE WE LACK FUNDS ON HAND, WE MAY NEED TO RAISE ADDITIONAL CAPITAL EVEN AFTER THE COMPLETION OF THIS OFFERING. HOWEVER, WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING WHEN NEEDED OR ON ACCEPTABLE TERMS. IF WE CANNOT RAISE CAPITAL, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

We have never been profitable and we do not expect that funds on hand will sustain our operations for the next year. We need to raise additional capital to sustain our operations. Additional financing may not be available and, if it is, it may not be available on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse affect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

THE FACT THAT WE HAVE EXPERIENCED ONLY LOSSES AND THAT OUR AUDITORS HAVE ISSUED AN OPINION EXPRESSING THE UNCERTAINTY OF OUR COMPANY TO CONTINUE AS A GOING CONCERN MAY DETER POTENTIAL INVESTORS AND LENDERS FROM PROVIDING FINANCING. IF WE CONTINUE TO EXPERIENCE LOSSES AND FAIL TO SECURE ADDITIONAL FINANCING, WE MAY ULTIMATELY CEASE DOING BUSINESS OR SEEK PROTECTION FROM CREDITORS UNDER APPLICABLE BANKRUPTCY LAWS.

Our auditors issued an opinion in their audit report as of May 20, 2008 expressing uncertainty about the ability of our Company to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits from our operations. The going concern uncertainty expressed in their audit opinion could make it more difficult for us to secure additional financing on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain. If our losses continue and we are unable to secure additional financing, we may ultimately cease doing business or seek protection from creditors under applicable bankruptcy laws.

IN THE EVENT WE RAISE ADDITIONAL EQUITY CAPITAL, INVESTORS IN THIS OFFERING MAY EXPERIENCE DILUTION OF THEIR EQUITY INVESTMENT WITH THE CONSEQUENCE THAT THEIR OWNERSHIP IN OUR COMPANY WILL DIMINISH.

In the event that our Company raises additional capital through the sale of additional securities, investors in this offering may experience the dilution of their holdings. As a result, the investors would own a smaller percentage interest in our Company.

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN INCREASED PRODUCT COSTS AND OPERATING EXPENSES AND ADVERSELY AFFECT OUR BUSINESS.

For our international operations, the local currency is designated as the functional currency.  Accordingly, assets and liabilities are translated into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average exchange rates prevailing during the year.  In addition, fluctuations in the value of other currencies in which we may receive income or incur costs are difficult to predict and can cause us to incur currency exchange gains and losses.  Receivables and liabilities in currencies other than the functional currency can also move in either direction from the date of accrual by us to the date of actual settlement of receivables or liabilities in a currency other than the functional currency. A disparity between the accrual and settlement amounts due to currency exchange costs could have a material adverse affect on our business. We cannot predict the effect of exchange rate fluctuations on our future operating results.  Future fluctuations in currency exchange rates could materially and adversely affect our business.

WE HAVE NEVER PAID CASH DIVIDENDS WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We have not paid cash dividends on our common stock since inception. We do not intend to pay dividends in the foreseeable future. This may discourage potential investors from purchasing our shares and decrease the liquidity of our shares in public markets.

BECAUSE A LIMITED NUMBER OF OUR STOCKHOLDERS COLLECTIVELY CONTINUE TO OWN A SUBSTANTIAL PERCENTAGE OF OUR STOCK, THEY MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER STOCKHOLDERS.

In the event of the sale of all of the 6,372,000 shares of common stock offered by us, plus 1,500,000 shares of our common stock issuable upon the exercise of certain Series A Warrants, our directors, officers and stockholders holding more than five percent of our stock will collectively own approximately 37% of our company. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of directors and the determination of significant corporate actions.

BECAUSE THE MARKET FOR OUR COMMON STOCK IS LIMITED, YOU MAY NOT BE ABLE TO RESELL YOUR SHARES OF COMMON STOCK. YOU SHOULD THEREFORE ASSUME THAT ANY INVESTMENT IN OUR COMPANY WILL BE ILLIQUID FOR THE FORESEEABLE FUTURE.

Our shares of common stock trade on the Over-the-Counter-Bulletin-Board quotation system. Trading in our shares has historically been subject to very low volumes and wide disparity in pricing. You may not be able to sell or trade your shares of common stock because of thin volume and volatile pricing with the consequence that you may have to hold your shares for an indefinite period of time.

THERE ARE LEGAL RESTRICTIONS ON THE RESALE OF THE COMMON SHARES OFFERED, INCLUDING PENNY STOCK REGULATIONS UNDER THE U.S. FEDERAL SECURITIES LAWS. THESE RESTRICTIONS MAY ADVERSELY AFFECT THE ABILITY OF INVESTORS TO RESELL THEIR SHARES.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

FUTURE SALES OF THE COMPANY’S COMMON STOCK BY THE SELLING SHAREHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

FUTURE SALES OF THE COMPANY’S COMMON STOCK BY THE COMPANY COULD CAUSE OUR STOCK PRICE TO DECLINE

There is no contractual restriction on our Company’s ability to issue additional shares. We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Company of our common stock in the public market, or the perception that sales by the Company may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

THERE IS AN INCREASED POTENTIAL FOR SHORT SALES OF OUR COMMON STOCK CAUSED BY SALES, OR ANTICIPATED SALES OF THE COMPANY’S COMMON STOCK BY THE SELLING STOCKHOLDERS OR THE COMPANY, WHICH COULD MATERIALLY AFFECT THE MARKET PRICE OF OUR STOCK.

The downward pressure on the market price of our common stock which could result from sales, or anticipated sales of the Company’s common stock by the Selling Stockholders or the Company could encourage short sales of the Company’s common stock, as short sellers may therefore anticipate further declines in the price of the Company’s common stock. A "short sale" is defined as the sale of stock by an investor that the investor does not own.  Typically, investors who sell short believe that the price of the stock will fall, and anticipate selling at a price higher than the price at which they will buy the stock.  Significant amounts of such short selling could place further downward pressure on the market price of our common stock, which could make it more difficult for existing shareholders to sell their shares.

WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES. SHOULD WE LOSE EXECUTIVE MANAGEMENT OR OTHER KEY EMPLOYEES DUE TO DEATH, DISABILITY, RETIREMENT OR OTHERWISE, SUCH LOSS COULD ADVERSELY AFFECT OUR MANAGEMENT AND OPERATIONS.

We rely heavily on our executive management and key employees to provide services and for continued business development, including, in particular, our officers and directors, Mr. James Pak Chiu Leung, Mr. Michel St-Pierre, Mr. Claude Pellerin, Dr. Naim Kosaric and Mr. Robert Clarke. The Company requires senior management who, in addition to possessing the appropriate skills, will be required to spend time in China. At the present time, we do not have employment agreements with any of our officers and directors. Our business could be materially adversely affected if a number of our executive officers, managers and other key employees were to leave us and if we were unable to attract and retain qualified replacements.

THREE OF OUR FOUR DIRECTORS AND BOTH OF OUR OFFICERS ARE CITIZENS AND RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES.  IN THE EVENT THAT SHAREHOLDERS OF THE COMPANY SEEK LEGAL REMEDIES AGAINST SUCH DIRECTORS AND OFFICERS, THE CITIZENSHIP AND RESIDENCE OF THESE INDIVIDUALS MAY ADVERSELY AFFECT THE ABILITY OF SHAREHOLDERS TO SEEK RECOURSE.

We have three directors, one of whom is also an officer.  None of these individuals are a citizen or resident of the United States. Service of process and the collection of a judgment against an individual who is not a resident of the United States may take a greater length of time, and may involve a greater level of complexity and expense than against a person who is located in the United States.  This may adversely affect the ability of shareholders to seek recourse against officers and directors and to recover any judgments.

WE MAY BE EXPOSED TO LIABILITY CLAIMS FROM ENVIRONMENTAL DAMAGE, INJURIES OR MISHAPS OCCURRING IN CONNECTION WITH THE PRODUCTION OF ETHANOL. IF WE CANNOT OBTAIN ADEQUATE LIABILITY COVERAGE OR IF A JUDGMENT IS RENDERED AGAINST US IN EXCESS OF THE AMOUNT OF OUR COVERAGE, WE MAY HAVE TO CEASE OPERATIONS.

We could be sued for injuries caused in connection with our products. In addition, the ethanol plant could be subject to environmental nuisance or related claims by employees, or by residents near the ethanol plant arising from air or water discharges. These individuals and entities may object to the air emissions from our ethanol plant. Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

If we are sued for any reason, we will have to rely on our liability insurance, if any, to pay any judgment rendered against us. If we fail to secure adequate insurance and we are successfully sued, or if a judgment were rendered against us for any amount of money over our coverage, we may cease operations.

ESTIMATES MUST BE MADE IN CONNECTION WITH THE PREPARATION OF FINANCIAL REPORTS. IF CHANGES MUST BE MADE TO FINANCIAL REPORTS, WE COULD BE ADVERSELY AFFECTED.

We follow accounting principles generally accepted in the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that our estimates and judgments are reasonable and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates and this could require us to record adjustments to expenses or revenues that could be adversely material to our financial position and results of operations.

CLAIMS THAT WE INFRINGE THIRD-PARTY PROPRIETARY RIGHTS COULD RESULT IN SIGNIFICANT EXPENSES OR RESTRICTIONS ON OUR ABILITY TO PROVIDE OUR PRODUCTS AND SERVICES.

Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all.

WE WILL DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO SELL US THE RAW MATERIALS UTILIZED IN THE PRODUCTION OF ETHANOL. ANY SIGNIFICANT DELAY IN OUR ABILITY TO OBTAIN THESE PRODUCTS FROM OUR SUPPLIERS COULD CAUSE A LOSS OF FUTURE SALES OR DAMAGE RELATIONSHIPS WITH EXISTING CUSTOMERS.

While we may add additional suppliers in the future, it is also possible that we may contract with only one or a few suppliers for our raw materials, particularly in the near future. In addition, we may not find any additional suppliers which would be acceptable to us. Our dependence on a limited number of suppliers exposes us to certain risks, including shortages of manufacturing capacity, reduced control over delivery schedules, quality assurance, production yield and costs. Any significant delay in our ability to obtain adequate quantities of our products from the suppliers or alternative sources could cause our business, financial condition and results of operations to suffer.

WE WILL DEPEND ON A CONSISTENT SUPPLY OF LARGE QUANTITIES OF ENERGY IN ORDER TO PRODUCE ETHANOL. SHOULD OUR ENERGY SOURCES BE LIMITED, OR THE COST OF PURCHASING ENERGY INCREASE, WE MAY BE ADVERSELY AFFECTED.

The production of ethanol is an energy intensive process that will require significant amounts of coal and electricity. If there is any interruption in our supply of energy, or should rates charged for energy increase to economically infeasible levels, we may have to halt production. Such a halt could harm our business.

THERE IS NO ASSURANCE THAT WE WILL OBTAIN AND MAINTAIN THE APPROVALS NECESSARY TO PRODUCE ETHANOL IN CHINA. SHOULD WE FAIL TO OBTAIN AND MAINTAIN SUCH APPROVALS, WE MAY BE FORCED TO CEASE OPERATIONS.

The Company has obtained various licenses and permits for the construction of an ethanol plant. Upon completion of the plant’s construction, we will be required to go through regulatory inspection before receiving final approval for operational permits. Should the Company fail to obtain or maintain such approvals, we may be forced to cease operations.

ONCE WE COMMENCE WITH ETHANOL PRODUCTION, WE WILL HAVE TO OBTAIN AND MAINTAIN APPROVALS TO SPECIFICALLY PRODUCE ETHANOL FOR FUEL USES. SHOULD WE FAIL TO OBTAIN AND MAINTAIN SUCH APPROVALS, WE MAY BE FORCED TO PRODUCE ONLY NON-FUEL ETHANOL.

The plant will initially be making ethanol for non-fuel uses. The Company must produce 50,000 tons of ethanol before it can apply for the fuel ethanol permit. Based on our initial ethanol production capacity of 20,000 tons, it is estimated it will take three years to reach the necessary production of 50,000 tons of ethanol. Upon receipt of the permit, the Company may commence production for fuel uses. Should the Company fail to obtain this permit, the Company’s options will be limited to non-fuel uses including pharmaceutical and personal consumption.

IF THE COMPANY SELLS ETHANOL FOR PHARMACEUTICAL USES AND PERSONAL CONSUMPTION, THE COMPANY MAY BE EXPOSED TO REGULATION AND LITIGATION SPECIFIC TO SUCH USES, AND DIFFERENT FROM WHAT THE COMPANY HAS PLANNED FOR.

If the Company sells its products for pharmaceutical uses and personal consumption, the Company may be exposed to different regulatory regimes and potential for litigation than it has planned for to date.

THE COST OF OUR JOINT VENTURE PROJECT MAY INCREASE SIGNIFICANTLY AND THIS MAY REQUIRE US TO OBTAIN ADDITIONAL CAPITAL, WHICH MAY BE DIFFICULT AND EXPENSIVE TO OBTAIN, OR MAY NOT BE AVAILABLE AT ALL.

We have estimated that the total cost of commencing the operations of the Venture will be approximately $9,500,000, including construction, start-up working capital ($2 million for purchase of three month bio-mass inventory) and associated activities. This estimate is based in part on a budgetary report prepared by the Guangzhou Hua-Er-Mei Consultancy Co. Ltd in connection with the installation of our first planned ethanol plant. However, there is no assurance that the final cost of the project will not be higher than the amount of this estimate. Certain events and conditions, including, among others, delays, changed orders that we may submit, and site conditions that are different from what we expect could lead to significant increases in our project costs. Delays and changes are not uncommon in construction projects which are similar to ours.

We have based our capital needs on the estimated $9,500,000 in total project costs. Increases in the cost of commencing the operations of the ethanol plant will require us to procure additional equity and/or debt financing, which may be difficult and expensive to obtain, or may not be available at all. The terms of any additional financing may hinder our ability to generate revenue and service our debt.

WE MAY ENCOUNTER DEFECTS IN MATERIAL, WORKMANSHIP OR DESIGN, WHICH MAY HINDER OUR ABILITY TO EFFICIENTLY OPERATE THE ETHANOL PLANT.

Defects in material, workmanship or design are not uncommon in construction projects such as ours. If the ethanol plant is completed and does not operate to the level anticipated by us in our business plan, there is no assurance that those we have hired to construct such ethanol plant will be able to correct such deficiency in an acceptable manner or will otherwise have the financial resources to correct or pay for such deficiency, as may be required by our design-build contract with them. Any performance guarantees we receive from our construction contractors will be unsecured and we may not be able to recover any losses we sustain arising from such deficiencies. Failure to do so could cause us to halt or discontinue our production of ethanol, which could damage our ability to generate revenues.

WE WILL FACE COMPETITION FROM COMPETING ETHANOL  PRODUCERS. COMPETITIVE CONDITIONS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESSES.

The markets in which we do business are highly competitive. In the market in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have established reputations among potential customers. Competition in the ethanol industry is intense. We will face formidable competition in every aspect of our business, and particularly from companies that are seeking to develop large-scale ethanol plants. We will face competitive challenges from larger facilities and organizations that produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have more experience and greater resources than we do. Some of these producers are, among other things, capable of producing a significantly greater amount of ethanol and will compete with us for raw materials and product markets. Nationally, the ethanol industry may become more competitive given the substantial amount of construction and expansion that is occurring in the industry. We may also compete with ethanol that is produced or processed in certain countries outside of China.

THERE IS COMPETITION FOR QUALIFIED PERSONNEL IN THE ETHANOL INDUSTRY AND WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED ENGINEERS AND OPERATORS TO EFFICIENTLY OPERATE THE ETHANOL PLANT.

When construction of the proposed ethanol plant nears completion, we will need a significant number of employees to operate the ethanol plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire qualified managers, engineers, and accounting, human resources, operations and other personnel. There is competition for employees in the ethanol industry. We cannot assure you that we will be able to attract and maintain qualified personnel. If we are unable to hire and maintain productive and competent personnel, we may not be able to efficiently operate the ethanol plant.

IF ETHANOL PRODUCTION CONTINUES TO INCREASE WITHOUT OFFSETTING INCREASES IN DEMAND, THE PRICE OF ETHANOL MAY DECREASE WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Ethanol production has grown significantly and rapidly in recent years. We expect that the number of ethanol producers and the amount of ethanol produced will likely continue to increase. We cannot assure you that the demand for ethanol will similarly continue to increase. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, and the development of other technologies or products that may compete with ethanol. An increase in the supply of ethanol, without offsetting increases in demand, could lead to lower ethanol prices. Decreases in the price of ethanol will result in us generating lower revenue and lower profit margins, if any.

CORN PRICES WILL FLUCTUATE AND COULD INCREASE SIGNIFICANTLY IN THE FUTURE, WHICH WILL INCREASE OUR OPERATING COSTS AND ADVERSELY AFFECT OUR OPERATING RESULTS BECAUSE WE MAY NOT BE ABLE TO PASS ANY OF THE INCREASED COSTS ON TO OUR CUSTOMERS.

Unless and until we switch from the use of corn as a raw material to the use of other agricultural products, we will require significant amounts of corn to produce ethanol. The price of corn, as with most other crops, is influenced by weather, disease, changes in government incentives, demand and other factors. A significant reduction in the supply of corn because of weather or disease, or increases in the demand of corn because of increased ethanol production or other factors, could result in higher corn prices. There is little correlation between the price of corn and the price of ethanol. Thus, increases in corn prices will generally produce lower profit margins because the price we can obtain for ethanol may not increase. Substantial increases in the price of corn have previously caused some ethanol plants in the United States to temporarily cease production or operate at a loss. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. If corn prices increase, our production costs will increase and our profit margins will decrease because we may not be able to pass any of the increased costs on to our customers.

TECHNOLOGICAL ADVANCES COULD SIGNIFICANTLY DECREASE THE COST OF PRODUCING ETHANOL OR RESULT IN THE PRODUCTION OF HIGHER QUALITY ETHANOL, AND IF WE ARE UNABLE TO ADOPT OR INCORPORATE TECHNOLOGICAL ADVANCES INTO OUR OPERATIONS, OUR PROPOSED ETHANOL PLANT COULD BECOME UNCOMPETITIVE OR OBSOLETE.

We expect that technological advances in the processes and procedures for producing ethanol will continue to occur. It is possible that those advances could decrease the cost of producing ethanol or result in the production of higher quality ethanol. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our ethanol plant to become uncompetitive. For example, the current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. Another trend in ethanol production research is to produce ethanol through a chemical process rather than a fermentation process, thereby significantly increasing the ethanol yield per pound of feedstock. Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of producing ethanol in the future.

In addition, alternative fuels, additives and oxygenates are continually under development. Alternative fuel additives that can replace ethanol may be developed, which may decrease the demand for ethanol. It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol.

IF WE ARE UNABLE TO SECURE THE SERVICES OF MARKETERS, OR WE SUBSEQUENTLY LOSE THOSE SERVICES, IT MAY BE  DIFFICULT TO SELL THE ETHANOL THAT WE PRODUCE.

We do not intend to hire a sales staff to market our ethanol. We expect to enter into agreements with third party distributors to market and sell our ethanol. We have no contract with any distributor for the sale of our products. If we are unable to secure the services of third party distributors or if any of the entities that we contract with breaches or terminate our distribution contracts or is unable to provide any of the services contracted for, we will not have any readily available means to sell our ethanol. Our dependence on these distributors means that our financial performance depends upon the financial health of the distributors we contract with. We cannot assure you that we will be able to find a suitable replacement if a distributor fails to perform.

Further, these third party distributors will likely have relationships and agreements with other ethanol producers. It is possible that a distributor’s ability or willingness to market and sell our products could be impaired by agreements that the distributor may have with other entities not related to us. Consequently, we may not obtain the best possible prices for our products.

OUR DISTRIBUTOR OR DISTRIBUTORS MAY SELL THE ETHANOL WE WILL BE PRODUCING TO PARTIES WHO MAY MISUSE IT, WHICH MAY EXPOSE THE VENTURE TO ADVERSE PUBLICITY AND LEGAL ACTIONS.

While we will attempt to protect the Venture from litigation and adverse publicity, we may not be able to control the actions of our distributor or distributors, and this may have an adverse impact on us.

BECAUSE WE WILL BE PRIMARILY DEPENDENT UPON ONE PRODUCT, OUR BUSINESS WILL NOT BE DIVERSIFIED, AND WE MAY NOT BE ABLE TO ADAPT TO CHANGING MARKET CONDITIONS OR ENDURE ANY DECLINE IN THE ETHANOL INDUSTRY.

Our success depends on our ability to complete the construction of the ethanol plant and efficiently produce ethanol. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol, or if the market for those products decline. Our ethanol plant will not have the ability to produce any other products. Our lack of diversification means that we may not be able to adapt to changing market conditions or to weather any significant decline in the ethanol industry.

IN THE EVENT THAT WE ARE UNABLE TO COMMENCE ETHANOL PRODUCTION, OR ARE FORCED TO CEASE PRODUCTION IN THE FUTURE, WE MAY BE UNABLE TO DEVELOP AND IMPLEMENT ANY ALTERNATIVE BUSINESS PLAN.

In the event that we are unable to commence ethanol production or are forced to cease production in the future, we may be unable to develop and implement a viable alternative business plan for the Company. The Company may be forced to sell assets at a loss and may lose much of its funds spent to date.

THERE ARE CONFLICTS OF INTEREST IN OUR BUSINESS, BECAUSE WE HAVE RELATIONSHIPS WITH AND MAY ENTER INTO ADDITIONAL TRANSACTIONS WITH OUR OFFICERS, DIRECTORS, AND AFFILIATES, WHICH COULD IMPAIR AN INTERESTED OFFICER’S OR DIRECTOR’S ABILITY TO ACT IN OUR BEST INTEREST.

Conflicts of interest exist in our proposed structure and operation because we have and may in the future enter into transactions with officers, directors and affiliates. Conflicts of interest could have adverse consequences for our business or our shareholders because our directors and officers may place their personal interests (including the interests of the other businesses with which they are affiliated) ahead of our interests. For more information on certain of our existing and prospective relationships and conflicts, please see “Certain Relationships and Related Party Transactions.”

COMPLIANCE WITH NEW AND EXISTING ENVIRONMENTAL LAWS AND RULES COULD SIGNIFICANTLY INCREASE OUR CONSTRUCTION AND START-UP COSTS, AND FORCE US TO DELAY OR HALT CONSTRUCTION OR OPERATION.

To construct the ethanol plant, we have been required to obtain and comply with various permits. As a condition to granting or maintaining operational permits, regulators could make demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. Environmental issues, such as contamination and compliance with applicable environmental standards could arise at any time during the construction and operation of the ethanol plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the ethanol plant. This would significantly increase the cost of the project. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the ethanol plant. Failure to obtain and comply with all applicable permits and licenses could halt our construction and operation and could subject us to future environmental claims.

CHANGES IN GOVERNMENT SAFETY REGULATIONS COULD INCREASE OUR COSTS AND DECREASE OUR PROFITS. CHANGES IN THESE REGULATIONS OR THE ADOPTION OF NEW REGULATIONS  MAY ADVERSELY AFFECT OUR BUSINESS.

We must follow various government regulations. Government regulations may have a material impact on our operations, increase costs and could prevent or delay the manufacturing and selling our products. Our research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including environmental and safety regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of ethanol. We will not be able to license, manufacture, sell and distribute ethanol without a proper approval from applicable China government agencies.

CHINA RELATED RISKS

OUR PRODUCTION FACILITIES WILL BE LOCATED IN CHINA, AND THE CHINESE GOVERNMENT WILL REGULATE OUR PRODUCTION. THE EFFECTS OF CHINA GOVERNMENT REGULATION ON OUR BUSINESS ARE UNCERTAIN.

Over the past three decades, the economy of China has experienced a transformation from a planned economy to one that is considerably more market oriented. In recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises. Nonetheless, a substantial portion of productive assets in China are still owned by the Chinese government. A business owned by the Chinese government will initially be the largest supplier of the raw materials for our production facility. The Chinese government also exercises significant control over China's economic growth through the allocation of resources, controlling payments of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise as a result of changes in governmental policies and measures. Our operations, including research, development and manufacture of ethanol, are subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and we cannot be certain that we will obtain these approvals.

OUR BUSINESS WILL SUFFER IF WE LOSE LAND RIGHTS

There is very limited foreign ownership of land in the People’s Republic of China, and all land ownership is held by the government and its agencies. Land use rights can be obtained from the government, and are renewable. On June 9, 2006 the Venture received a commitment from the Hami District, Xinjiang Province, for the grant of 150 acres of industrial land for the development and operation of an ethanol manufacturing plant. On November 28, 2006, the Grant was approved and confirmed by the issuance of a Land Approval Confirmation from the Hami City Land Resource Bureau. This Land Approval Confirmation will terminate on November 27, 2056. If we were to lose these land rights, we would not be able to purchase a replacement in China on the market, and could be forced to cease operations.

WE WOULD REQUIRE GOVERNMENT AUTHORIZATION BEFORE TRANSFERRING OUR LAND RIGHTS, AND IF THIS AUTHORIZATION WERE WITHHELD, OUR ABILITY TO MOVE LOCATIONS IN THE FUTURE COULD BE LIMITED.

While entities like the Venture may transfer their land rights, they must first receive approval from the relevant land resource bureau, and pay a land transfer fee. In the event that the Venture wishes to transfer its current location and re-locate elsewhere in China, a failure to receive appropriate approvals would prevent this.

THERE ARE POLITICAL AND ECONOMIC RISKS ASSOCIATED WITH PRODUCING PRODUCTS IN CHINA. THE IMPACT OF POLITICAL AND ECONOMIC CHANGE ON US AND OUR SUPPLIERS IS UNCERTAIN.

Our operations and our suppliers will principally be located in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from that of the United States and are still in the stage of change. China faces many potential social, economic and political challenges that may produce instability, in both its domestic and international affairs, including but not limited to in its relationship with the United States. Such instability may adversely affect our operations and performance.

THERE ARE SIGNIFICANT UNCERTAINTIES RELATED TO THE INTERPRETATION OF CHINESE LAWS AND REGULATIONS.

China's legal system is based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse affect on our business operations.

FOREIGN EXCHANGE CONTROL RISKS

CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The Chinese government imposes control over the conversion of its currency, the Renminbi, into foreign currencies. Under the current exchange system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. There can be no assurance that we will be able to obtain sufficient foreign exchange to satisfy foreign exchange requirements in the future, and this may adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company's management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could," or "would" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB.

ABOUT THIS PROSPECTUS

We have filed with the Commission a registration statement on Form S-1/A, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. For each contract or other document discussed herein and included as an exhibit hereto, the material terms of such contract or other document have been summarized herein. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for complete information regarding such contract or other document.

WHERE YOU CAN FIND MORE INFORMATION

In addition to this registration statement, we file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and obtain copies of any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a web site, at http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us.

You may also request a copy of our filings at no cost, by writing or telephoning us at:

TIGER RENEWABLE ENERGY LTD.
6600 Trans-Canada, Suite 519
Pointe-Claire, Quebec H9R 4S2 Canada
Telephone: 514-771-3795
Attention: Mr. James Pak Chiu Leung
Chief Executive Officer, President and Director

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by us will be up to $1,593,000 based on a public offering price of $0.25 per share, and up to $3,750,000 from the exercise of up to 1,500,000 Series A Warrants at an exercise price of $2.50 per share. We will not receive any proceeds from the sale of shares offered by the Selling Stockholders. All funds raised in the offering of our shares will immediately be available to us and all funds will be utilized to complete construction of the ethanol manufacturing plant, for general administrative expenses and commencing the production of ethanol. The use of proceeds includes legal, audit, and consulting fees in China.

The following table presents information on use of the funds from this offering:

Percentage of securities sold	10%	50%	100%

Priority

Legal, audit, consulting fees	$60,216	$60,216	$60,216

Completion of construction of ethanol manufacturing plant	$99,084	$736,284	$1,532,784

General-administrative and operational expenses	$-	$-	$-

If we cannot succeed in implementing our strategy, then our prospects for growth are substantially undermined and without additional capitalization our capacity to survive as a going concern is unlikely.

DETERMINATION OF OFFERING PRICE

The offering price of these securities was determined arbitrarily by the Company. There is no relationship between the offering price of our shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

PLAN OF DISTRIBUTION

Sales of Shares by Our Company

The Company plans to offer for sale on a self-underwritten, best efforts, no minimum basis, 6,372,000 common shares at a fixed price of $0.25 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 180 days from the effective date of this prospectus or terminated sooner in our sole discretion.

Currently, we plan to sell the shares in our Company’s offering through solicitations made by our President, Mr. James Pak Chiu Leung. Mr. Leung will not receive any commission from the sale of any shares. Mr. Leung does not intend to make any general advertisements. Mr. Leung intends to utilize his personal network of contacts to solicit purchases of the common stock. Mr. Leung does not intend to utilize any materials other than the registration statement and prospectus contained therein in connection with any offers or sales of securities. Mr. Leung will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

The person is not, at the time of their participation, an associated person of a broker-dealer; and

The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act. Mr. James Pak Chiu Leung is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and neither has been or is currently a broker-dealer or associated with a broker-dealer. Mr. James Pak Chiu Leung has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

None of the Company’s officers or directors expects to purchase shares in this offering, however, if they did so, such purchase would be solely for investment purposes and not with the intent to resell.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

The direct offering of our shares will start on the effective date of this prospectus and continue for a period of up to 180 days unless earlier terminated at our sole discretion. Our direct offering will commence on the date the Securities and Exchange Commission declares this registration statement effective. After the declaration of effectiveness, if you decide to subscribe for any shares in this offering, you must do the following:

1.	execute and deliver a subscription agreement; and

2.	deliver a check or US$ denominated funds to us for acceptance or rejection. All checks for subscriptions must be made payable to Tiger Renewable Energy Ltd.

If an underwriter is used in the resale of the shares, the Company will file a post-effective amendment to disclose the name of the underwriter and the material terms of any agreement.

We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from any rejected subscriptions will be returned immediately by us to the subscriber, without deductions. Any incidental interest on a returned subscription will also be submitted to the rejected subscriber with a statement of calculation thereof based upon interest paid by our bank. Subscriptions for securities will be accepted or rejected within two business days after receipt by us.

Sales of Shares by Selling Stockholders

The Selling Stockholders, their pledgees, donees, transferees or other successors in interest, may from time-to-time sell shares of our common stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The Selling Stockholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, at prices at or related to the then-current market price or at negotiated prices. The Selling Stockholders will determine the specific offering price of the shares from time-to-time that, at that time, may be higher or lower than the market price of our common stock on the Over-the-Counter Bulletin Board. Usual and customary brokerage fees will be paid by each Selling Stockholder.

Each Selling Stockholder purchased the securities registered hereunder either in the ordinary course of business of the Company or acquired the securities in exchange for their business purchased by the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

No Selling Stockholders are broker-dealers or affiliates of broker-dealers. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The method by which the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares may include, but are not limited to, the following:

•
sales on the Over-the-Counter Bulletin Board or other securities quotation system or exchange on which the common stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

•	sales in privately negotiated transactions; sales for their own account pursuant to this prospectus;

•	through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;

•	cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;

•	purchases by broker-dealers who then resell the shares for their own account;

•	brokerage transactions in which a broker solicits purchasers;

•	any combination of these methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $60,215.62.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates a party adverse to us in any legal proceeding.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table presents information with respect to our officers, directors and significant employees as of July 21, 2008:

Name	Age	Position
Robert Clark	63	Chairman of the Board
James Pak Chiu Leung	51	Chief Executive Officer, President and Director
Michel St-Pierre (1)	45	Chief Financial Officer
Claude Pellerin (2)	38	Secretary
Naim Kosaric	79	Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

(1) Michel St-Pierre has served as Acting Chief Financial Officer of a public shell company, Ecolocap Solutions Inc. (formerly known as XL Generation International Inc. and Cygni Systems Corporation) since August 21, 2006.

(2) Claude Pellerin has served as a director of a public shell company, Ecolocap Solutions Inc. (formerly known as XL Generation International Inc. and Cygni Systems Corporation) since June 17, 2005. He served as President, Chief Executive Officer and Chief Financial Officer of Ecolocap Solutions Inc. from June 17, 2005 until August 19, 2005.

Board Committees

The Company’s Board of Directors currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Disclosure Policy Committee.

On September 30, 2006, the Company’s Board of Directors established an Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Company to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics; and (c) the Company’s auditing, accounting and financial reporting processes. Following the resignation of Guy Chevrette, effective as of July 3, 2008, the Board of Directors as a whole, will function as the Company’s Audit Committee. The Company has adopted those standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a) (15). We have an audit committee charter which was included as an exhibit to the Company’s Report on Form 10-QSB and filed with the Securities and Exchange Commission on October 23, 2006.

On September 30, 2006 the Company’s Board of Directors established a Compensation Committee. The primary responsibility of the executive compensation committee shall be to approve the compensation arrangements for the Company's senior management and to periodically review the compensation paid to the Board. The composition of the Committee shall be determined by the Board of Directors, provided that the Committee shall always have at least 2 members. As of July 3, 2008, the Board of Directors as a whole will function as the Committee

A Nominating and Corporate Governance Committee has been created on September 30, 2006. The Committee shall be composed of at least 2 and no more than 7 Board’s members. The Purpose of the Committee is to identify and recommend nominees for the Board of Directors and its committees; review and recommend to the Board of Directors, or independently take, action on various Company corporate governance issues; received and respond to certain complaints raised by the Company’s employees relating to the Company’s Code of Business Conduct and Ethics, and; supervised the Company’s Chief Financial Officer in the context of the Code of Business Conduct and Ethics. As of July 3, 2008, the Board of Directors as a whole will function as the Committee.

We have adopted a corporate code of conduct that applies to the officers of our Company. A copy of the code of ethics was included as an exhibit to the Company Form 8-K filed with the Securities and Exchange Commission on August 31, 2006. We believe our code of conduct is reasonably designed to deter improprieties, promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. Upon written request to our corporate office we will deliver to any person free of charge a copy of our code of conduct.

On September 30, 2006, the Board of Directors established a Disclosure Policy Committee responsible for all regulatory disclosure requirements and for overseeing the Company’s disclosure practices. The Committee consists of the Chief Executive Officer, Chief Financial Officer, and the Investor Relations Manager. This Committee will identify appropriate industry and company benchmarks for a preliminary assessment of materiality. The Committee will look at publicly available industry data based on SIC codes (the Company’s planned manufacturing falls under the industry category of “industrial organic chemicals”). The Committee intends to identify statistics which give percentages of cost of sales, gross profits, other expenses and net profits. The Committee will also review ratios of return on sales, return on assets, inventory turnover and assets versus sales. Guided by these benchmarks the Committee will use experience and judgment to determine the timing for public release of material information. The Committee is responsible for ensuring appropriate systems, processes and controls for disclosure and will review all news releases and core disclosure documents prior to their release or filing, including the Company’s MD&A. As of July 21, 2008 the members of the Committee are Messrs. James Pak Chiu Leung and Michel St-Pierre.

BIOGRAPHICAL INFORMATION REGARDING OFFICERS AND DIRECTORS

Robert Clarke, Chairman of the Board of Directors. Mr. Clarke has served as Chairman of the Company’s Board of Directors since July 15, 2008. Since June 2000, Mr. Clarke has been Chairman and Chief Executive Officer of 7bridge Capital Partners, a private venture capital group in Hong Kong. On July 11, 2008, he was appointed as Chairman of the Board of Directors of EcoloCap Solutions Inc. Since mid 2001, Mr. Clarke has been based in Hong Kong and involved in private and public companies, with a particular emphasis on the development of China opportunities. Prior to moving to Hong Kong, Mr. Clarke was based in Vancouver, BC and played a key role in the start-up and financing of several Canadian and United States companies in the high technology and telecommunications sectors. Mr. Clarke served as a Director and as President and Chief Executive Officer of Waverider Communications Inc. from January 1997 to December 1997. He was a Director and Chairman of TEK Digitel Corp. from June 1998 until September 1999. Mr. Clarke also served as the Chairman of the Board of Directors of ePhone Telecom Inc. from April 1999 until July 2000, and again from December 2000 until December 2002. He served as ePhone’s Chariman for a portion of that time, and he also served as the Chief Executive Officer of ePhone from June 1999 to July 2000 and again from December 2000 to July 2002, and as President of that company for various periods between 1999 and 2001. Mr. Clarke was also Director and Chairman of the Board of Directors of Manaris Corporation (formerly C-Chip Technologies Corporation) from January 2003 to August 2006. Mr. Clarke was Chairman of Cardtrend International Inc. from October 1998 until January 2008, except for a period in 2004 and 2005. He also served as Chief Executive Officer of Cardtrend (then called Asia Payment Systems Inc.) from October 2005 until May 2006.

James Pak Chiu Leung, Director, President and Chief Executive Officer. Mr. Leung has served as a director and officer of the Company since June, 2006. In 1982, Mr. James Pak Chiu Leung earned his Bachelors degree in Geological Engineering from Windsor University in Ontario. From 1982 to 1983, he worked as a Geological Engineer for Santana Associates in Venezuela. From 1983 to 1985 he worked as a tunnel Engineer for Mishubatsu Construction Co. in Hong Kong. From 1985 to 1988, he worked as an Engineering Geologist for Muansell Consultant in Hong Kong. From 1988 to 1989, he worked as a Mine Geologist for Mattabi Mines in Ontario. From 1989 to1990, he worked as a Geotechnical Engineer for Brenda Mines in British Columbia. From 1990 to 1992, he worked as a Senior Project Engineer for Bell Mines in British Columbia. From 1992 to 2001, he worked as a Senior Scientist and Technology Leader for Noranda Technology Centre in Québec. Since 2001, Mr. James Pak Chiu Leung has worked with Flairbase Inc. as a Technical Manager. Since November 8, 2005, Mr. James Pak Chiu Leung has been the President and Director of Gallant Energy International Limited, the energy firm which had previously worked to develop an ethanol production plant in China, and which sold its interests in such venture to the Company as of September 1, 2006, in exchange for 5,000,000 shares of the Company’s common stock.

Michel St-Pierre, Chief Financial Officer. Mr. St-Pierre has served as an officer of the Company since January, 2007. Mr. St-Pierre is a registered chartered accountant in Quebec, Canada. Before working for the Company, Mr. St-Pierre has served as Acting Chief Financial Officer of a public shell company, Ecolocap Solutions Inc. (formerly known as XL Generation International Inc. and Cygni Systems Corporation) since August 21, 2006 and held positions as the Finance Director (comparable to Corporate Treasurer) at SPB Canada Inc. from 2004-2006, Symbior Technologies Inc. from 2003-2004, and Boulangeries Comas Inc. from 2000-2003.

Claude Pellerin, Secretary. Mr. Pellerin has served as an officer of the Company since November, 2006. Mr. Pellerin is a corporate attorney and a partner in the law firm of Pellerin Attorneys. Since 2002, Mr. Pellerin has served as Director, President, Treasurer and Secretary of Capex Investments (Canada) Limited, an investments and financing corporation based in Montreal, Quebec. Since 2005, Mr. Pellerin has served as a Director of Ecolocap Solutions Inc. (formerly known as XL Generation International Inc. and Cygni Systems Corporation), a Nevada corporation listed on the OTCBB. From 2001-2002, Mr. Pellerin served as Secretary for Equilar Capital Corporation, an Ontario Corporation listed on the Toronto Stock exchange. Between 2002 and 2004, Mr. Pellerin served as Vice President for legal affairs for Manaris Corporation, a Nevada corporation listed on the OTCBB. Since 2003, Mr. Pellerin has served as Secretary of Gourmet Flash Inc., a Quebec corporation, and from 2004-2005 served as a Director to Canadian Security Agency (2004) Inc.

Naim Kosaric, Director. Dr. Kosaric has served as a director of the Company since September, 2006. Since 1994, Dr. Kosaric has been a Professor Emeritus at the University of Western Ontario, a university at which he taught Chemical and Biochemical Engineering from 1969 until 1994. Prior to that time, Dr. Kosaric worked in the chemical industry. He has served as the President and CEO of Kayplan Engineering Consultants since 2002. He has served as the President and CEO of Kayplan International Consultants Ltd., a consulting firm in the field of ethanol processing, since May, 2006.

Control Persons

Purchase Agreement with Gallant Energy International Inc.

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement (the “Purchase Agreement”) pursuant to which Gallant sold to the Company its right to form a joint venture with certain Chinese entities to develop facilities for the production of ethanol in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock for a value of $143,000. Upon the issuance of these 5,000,000 shares of the Company’s common stock, Gallant owned approximately 33% of the Company’s issued and outstanding shares of common stock. Gallant currently owns 27.2% of the Company’s issued and outstanding common stock. Capex Investments Limited, which owns 8.2% of the Company’s issued and outstanding common stock, also owns 50% of the outstanding securities of Gallant. Gallant and Capex may each be deemed to be a control person of the Company. Mr. James Pak Chiu Leung, a director and the President of the Company, is also a director and the President of Gallant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the date of this Registration Statement by (i) each director of the Company, (ii) each of the Company's officers named in the Summary Compensation Table, (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated. The percentage of ownership set forth below reflects each holder's ownership interest in the 19,153,820 shares of the Company's common stock outstanding as of July 21, 2008.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options and Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
Gallant Energy International Inc. (2) 6600 Trans-Canada, suite 519, Pointe-Claire, Quebec, Canada H9R 4S2	5,000,000	0	5,000,000	26.1%
Capex Investments Limited (3) Suite7a, 75 Wyndham Street, Central, Hong Kong	1,500,000	0	1,500,000	7.8%
Capinvest LLC P.O. Box 556, Hunkins Plaza, Mainstreet, Charlestown, Nevis	750,000	375,000	1,125,000	5.8%
Adagio Marine Inc. N-9934, Second Floor Ansbaher House, Shirley and East Street Nassau, Bahamas	750,000	375,000	1,125,000	5.8%
Executive Officers and Directors
James Pak Chiu Leung (4) Chief Executive Officer and Director	5,510,000	5,000	5,515,000	28.8%
Michel St-Pierre Chief Financial Officer	0	0	0	*
Claude Pellerin Secretary	62,020	5,000	67,020	*
Robert Clarke Chairman of the Board	0	0	0	*
Naim Kosaric Director	60,000	15,000	75,000	*
All officers and directors as group (5 persons) (5):	5,632,020	25,000	5,657,020	29.53%

* Indicates holdings of less than 1%.

The mailing address for each of the listed individual officers and directors is c/o Tiger Renewable Energy Ltd., 6600 Trans-Canada, Suite 519, Pointe-Claire, Quebec H9R 4S2, Canada.

(1)
Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. The Company is unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

(2)
5,000,000 shares of the Company’s common stock are held by Gallant Energy International Inc. (“Gallant”). All of the owners of Gallant were parties to a Securities Purchase Agreement described in further detail below. The ownership of Gallant is as follows: 50% by Capex Investments Limited, 15% by Sun Rich International Limited, 20% by Fiducie Chevrette, 5% by Lai Yin Cheung and 10% by Gaetan Leonard. Mr. James Leung is the President and Chief Executive   Officer of both Gallant and the Company, and is the sole person who exercises voting and investment control over the securities held by Gallant. As such, Mr. Leung may be deemed to be the beneficial owner of securities of the Company owned by Gallant. None of the other shareholders of Gallant have the power to vote or dispose of the Company securities held by Gallant.

(3)
1,500,000 shares of the Company’s common stock are held by Capex Investments Limited (“Capex”). Mr. Robert Clarke, President and Sole Director of Capex, has voting and investment control over the securities held by Capex, and is therefore deemed to be the beneficial owner of such securities.

(4)
450,000 shares of the Company’s common stock are held by Sun Rich International Limited, a corporation owned by Mr. Leung and his wife. Mr. Leung is the President and Chief Executive Officer of Gallant with sole power to vote and dispose of 5 million shares. All such shares may be deemed to be beneficially owned by James Pak Chiu Leung.

(5)	Includes 5 million shares owned by Gallant, of which Mr. Leung is the President and Chief Executive Officer, and has sole power to vote and dispose of such shares.

SELLING STOCKHOLDERS

The common stock which is the subject of this registration statement is being registered to permit public secondary trading of the shares, and the Selling Stockholders, or their pledgees, donees, transferees or other successors-in interest, may offer all or any portion of the shares for resale from time to time. See "Plan of Distribution." To our knowledge, except as otherwise indicated, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by each of the selling stockholders. The second column lists the number of common stock beneficially owned by each selling stockholder, based on its ownership of the common stock and warrants, as of the date of this prospectus, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercise. The fourth column lists the common stock being offered by this prospectus by the selling stockholders. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name	Total number of shares owned prior to offering (A)		Percentage of shares owned prior to offering (B)	Number of shares being offered	Number of shares owned after the offering (assuming all of the shares are sold in the offering)	Percentage of shares owned after the offering (assuming all of the shares are sold in the offering)
Capinvest LLC (1)	1,125,000	(2)	6.12%	1,125,000	0	0*
Adagio Marine Ltd. (3)	1,125,000	(4)	6.12%	1,125,000	0	0*
VP Bank (Schweiz) AG (5)	412,500	(6)	2.24%	412,500	0	0*
Simeon Securities S.A. (7)	375,000	(8)	2.00%	375,000	0	0*
Emper Overseas SA (9)	375,000	(10)	2.00%	375,000	0	0*
Portu Finance Inc. (11)	375,000	(12)	2.00%	375,000	0	0*
Aton Select Fund Limited (13)	375,000	(14)	2.00%	375,000	0	0*
Sal. Oppenheim Jr. & Cie (Schweiz) AG (15)	337,500	(16)	1.80%	337,500	0	0*

(A)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown.

(B)	Based on 19,153,820 common shares outstanding as of July 21, 2008.

*	Less than one percent.

(1)
On March 16, 2007, the Company entered into Common Stock Purchase Agreements with Capinvest LLC (the “Capinvest Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Capinvest LLC, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $1,079,000 and the relative fair value of the warrants is $421,000. The shares were formally issued on March 30, 2007. Pursuant to the Capinvest Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Capinvest LLC has had no other material relationship with the Company or its affiliates in the last three years. Mr. Ernest Dover is the natural person having sole voting and investment control over the securities held by Capinvest LLC.

(2)	Such amount consists of 750,000 shares of the Company's common stock and Series A Warrants to purchase an additional 375,000 shares of the Company's common stock.

(3)
On July 27, 2007, the Company entered into a Common Stock Purchase Agreement with Adagio Marine Ltd (the “Adagio Marine Ltd Common Stock Purchase Agreement”). Pursuant to the Adagio Marine Ltd Common Stock Purchase Agreement, Adagio Marine Ltd paid one million five hundred thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $1,082,000 and the relative fair value of the warrants is $418,000. The shares were formally issued on July 27, 2007. Pursuant to the Adagio Marine Inc. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on July 27, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On July 27, 2007, pursuant to the Stock Purchase Agreement described above, the Company (i) issued 750,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 375,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreement was $1,500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Adagio Marine Ltd. has had no other material relationship with the Company or its affiliates in the last three years. Mr. Michele Bain is the natural person having sole voting and investment control over the securities held by Adagio Marine Ltd.

(4)	Such amount consists of 750,000 shares of the Company's common stock and Series A Warrants to purchase an additional 375,000 shares of the Company's common stock.

(5)
On November 1, 2006, the Company entered into Common Stock Purchase Agreements with each of VP Bank (Schweiz) AG and Sal. Oppenheim Jr. & Cie (Schweiz) AG (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $436,000 and the relative fair value of the warrants is $114,000. Pursuant to the Common Stock Purchase Agreement between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on January 12, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On January 12, 2007, pursuant to the two Common Stock Purchase Agreements described above, the Company (i) issued 500,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $1,000,000. No underwriting discounts or commissions were paid. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. VP Bank (Schweiz) AG has had no other material relationship with the Company or its affiliates in the last three years. Mr. Daniel Lacher and Mr. Domonik Brüschweiler are vice-president of VP Bank (Schweiz) AG, and have shared voting and investment control over the securities held by VP Bank (Schweiz) AG. Sal. Oppenheim Jr. & Cie (Schweiz) has had no other material relationship with the Company or its affiliates in the last three years. Mr. Christopher S. Nestal and Mr. U.Fricker are vice-president of Sal. Oppenheim Jr. & Cie (Schweiz), and have shared voting and investment control over the securities held by Sal. Oppenheim Jr. & Cie (Schweiz).

(6)	Such amount consists of 275,000 shares of the Company's common stock and Series A Warrants to purchase an additional 137,500 shares of the Company's common stock.

(7)
On March 10, 2007, the Company entered into a Common Stock Purchase Agreement with Simeon Securities S.A. (the “Simeon Securities S.A. Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Simeon Securities S.A., Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $359,000 and the relative fair value of the warrants is $141,000. The shares were formally issued on April 20, 2007. Pursuant to the Simeon Securities S.A. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on April 20, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On April 20, 2007, pursuant to the Stock Purchase Agreements described above, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreements was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Simeon Securities S.A. has had no other material relationship with the Company or its affiliates in the last three years. Mr. Rolf Kessler is the natural person having sole voting and investment control over the securities held by Simeon Securities S.A .

(8)	Such amount consists of 250,000 shares of the Company's common stock and Series A Warrants to purchase an additional 125,000 shares of the Company's common stock.

(9)
On March 8, 2007, the Company entered into Common Stock Purchase Agreements with each of Emper Overseas S.A and Aton Select Fund Limited (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and Emper Overseas S.A, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to the Common Stock Purchase Agreement between the Company and Aton Select Fund Limited, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Emper Overseas SA has had no other material relationship with the Company or its affiliates in the last three years. Mr. Carlo Civelli is the natural person having sole voting and investment control over the securities held by Emper Overseas SA. Aton Select Fund Limited has had no other material relationship with the Company or its affiliates in the last three years. Mr. Werner Keicher is the natural person having sole voting and investment control over the securities held by Aton Select Fund Limited.

(10)	Such amount consists of 250,000 shares of the Company's common stock and Series A Warrants to purchase an additional 125,000 shares of the Company's common stock.

(11)
On November 1, 2006, the Company entered into a Common Stock Purchase Agreement with Portu Finance Inc. (the “Portu Stock Purchase Agreement”). Pursuant to the Portu Stock Purchase Agreement, Portu Finance Inc. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. Pursuant to the Portu Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on December 6, 2008, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On December 6, 2006, pursuant to the Portu Stock Purchase Agreement, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Portu Stock Purchase Agreement was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Portu Finance Inc. has had no other material relationship with the Company or its affiliates in the last three years. Mr. David Dawes is the natural person having sole voting and investment control over the securities held by Portu Finance Inc.

(12)	Such amount consists of 250,000 shares of the Company's common stock and Series A Warrants to purchase an additional 125,000 shares of the Company's common stock.

(13)
On March 8, 2007, the Company entered into Common Stock Purchase Agreements with each of Emper Overseas S.A and Aton Select Fund Limited (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and Emper Overseas S.A, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to the Common Stock Purchase Agreement between the Company and Aton Select Fund Limited, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Emper Overseas SA has had no other material relationship with the Company or its affiliates in the last three years. Mr. Carlo Civelli is the natural person having sole voting and investment control over the securities held by Emper Overseas SA. Aton Select Fund Limited has had no other material relationship with the Company or its affiliates in the last three years. Mr. Werner Keicher is the natural person having sole voting and investment control over the securities held by Aton Select Fund.

(14)	Such amount consists of 250,000 shares of the Company's common stock and Series A Warrants to purchase an additional 125,000 shares of the Company's common stock.

(15)
On November 1, 2006, the Company entered into Common Stock Purchase Agreements with each of VP Bank (Schweiz) AG and Sal. Oppenheim Jr. & Cie (Schweiz) AG (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $436,000 and the relative fair value of the warrants is $114,000. Pursuant to the Common Stock Purchase Agreement between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on January 12, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On January 12, 2007, pursuant to the two Common Stock Purchase Agreements described above, the Company (i) issued 500,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $1,000,000. No underwriting discounts or commissions were paid. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. VP Bank (Schweiz) AG has had no other material relationship with the Company or its affiliates in the last three years. Mr. Daniel Lacher and Mr. Domonik Brüschweiler are vice-president of VP Bank (Schweiz) AG, and have shared voting and investment control over the securities held by VP Bank (Schweiz) AG. Sal. Oppenheim Jr. & Cie (Schweiz) has had no other material relationship with the Company or its affiliates in the last three years. Mr. Christopher S. Nestal and Mr. U.Fricker are vice-president of Sal. Oppenheim Jr. & Cie (Schweiz), and have shared voting and investment control over the securities held by Sal. Oppenheim Jr. & Cie (Schweiz).

(16)	Such amount consists of 225,000 shares of the Company's common stock and Series A Warrants to purchase an additional 112,500 shares of the Company's common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share. There are no other classes of authorized capital stock of the Company.

The holders of our common stock:

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

do not have cumulative voting rights;

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

All shares of common stock now outstanding are fully paid for and non-assessable. The full scope of the terms, rights and liabilities holders of our securities possess are set forth in our Company's Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Penny Stock

Because the Company's common stock will not be traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock will initially be less than $5.00 per share, the Company’s common stock, if listed for trading, will be classified as a "penny stock". The application of the penny stock rules may affect your ability to resell your shares. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions on a penny stock.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers.

  Series A Warrants

Currently the Company has 1,500,000 Series A Warrants outstanding. Each Series A Warrant is exercisable at a purchase price of $2.50 for one share of the Company's common stock. The expiration date of the Series A Warrants is two years after the date of issuance. The following table sets forth the name of each Series A Warrants holders, the total number of warrants owned prior to the offering and the expiration date. If the warrant holder does not exercise a Series A Warrant within such time period, such Series A Warrants will terminate and have no value. None of the warrant holders has a material relationship with the Company or its affiliates.

Name	Total number of warrant owned prior to offering	Expiration Date
Capinvest LLC	375,000	March 30, 2009
Adagio Marine Ltd.	375,000	July 27, 2009
VP Bank (Schweiz) AG	137,500	January 12, 2009
Simeon Securities S.A.	125,000	April 20, 2009
Emper Overseas SA	125,000	March 30, 2009
Portu Finance Inc.	125,000	December 8, 2008
Aton Select Fund Limited	125,000	March 30, 2009
Sal. Oppenheim Jr. & Cie (Schweiz) AG	112,500	January 12, 2009

Options

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to our employees, directors or consultants. See, “Executive Compensation - Equity Incentive Plan” above for a description of the terms of the plan.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company, of which (i) 57,500 such options are exercisable for a purchase price of $2.00 per share and expire on October 5, 2011; (ii) 390,000 such options are exercisable for purchase price of $.05 per share and expire on October 6, 2011, with an average exercise price of $0.30 per share; and (iii) 70,000 such options were cancelled following the resignation of one of our directors in January 2007 . Of the stock options issued, 450,000 vested on October 5, 2006, 33,750 vested on November 1, 2006 and the balance vested on November 1, 2007. These options expire on October 5, 2011 (450,000) and November 6, 2011 (67,500). The options had a fair value of $137,810 at the date of grant.

No options were granted during the two month period ended January 31, 2007.

During the year ended January 31, 2008, the Company issued 50,000 stock options to directors of the Company with an average exercise price of $2.88 per share. These options vested on August 1, 2007 and expire on August 1, 2012. The options had a fair value of $134,516 at the date of grant. See “Executive Compensation - Option/SAR Grants in Last Fiscal Year”   above   which sets forth details regarding the officers and directors who were recipients of our option grants.

No options were granted in the three-month period ended April 30, 2008.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Michael J. Morrison Esq., special Nevada counsel to the Company. Mr. Morrison’s mailing address is 1495 Ridgeview Drive, Suite 220 Reno, Nevada 89509.

The Company’s general securities counsel is Wuersch & Gering LLP. The mailing address is 100 Wall Street, 21 st Floor, New York, NY 10005.

The Company Corporate counsel is Mr. Claude Pellerin. The mailing address of Mr. Pellerin is 485 McGill Street, 8 th Floor, Montreal Quebec, Canada, H2Y 2H4.

The Company’s China counsel is H.J.M. International Law Office. Mr. Hu’s mailing address is 7th/8th floor, Da Vinci Building, 3 TianHe Bei Lu, Guangzhou China 510075.

EXPERTS

The consolidated financial statements as of November 30, 2006 and for the year ended November 30, 2006 and the period from September 9, 2004 (date of inception) through November 30, 2006 included in this prospectus and in the registration statement in reliance upon the report of Malone & Bailey, PC, given under the authority of said firm as experts in auditing and accounting

The consolidated financial statements as of January 31, 2008 and for the year then ended and as of January 31, 2007 and for the two-month period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2008 included in this prospectus and in the registration statement in reliance upon the reports of Raymond Chabot Grant Thornton LLP, an independent registered public accounting firm, given under the authority of said firm as experts in auditing and accounting.

On March 30, 2007, the Company dismissed Malone & Bailey, PC and appointed Raymond Chabot Grant Thornton LLP, as its independent auditor.

During the Company's two most recent fiscal years, and through the date of the dismissal of Malone & Bailey, PC, there were no disagreements with Raymond Chabot Grant Thornton LLP nor with Malone & Bailey, PC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Raymond Chabot Grant Thornton LLP or Malone & Bailey, PC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee, of the Company. Nor does any such expert have any contingent based agreement with the Company or any other interest in or connection to the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

At the present time, each member of the Company's board of directors and each officer of the Company (each such individual, an "Indemnitee") has entered into an indemnification agreement (the "Indemnification Agreement") with the Company, pursuant to which the Company has agreed to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

Transactions with Related Persons, Promoters and Certain Control Persons

Purchase Agreement with Gallant Energy International Inc.

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement (the “Purchase Agreement”) pursuant to which Gallant sold to the Company its right to form a joint venture with certain Chinese entities to develop facilities for the production of ethanol in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock for a value of $143,000. Upon the issuance of these 5,000,000 shares of the Company’s common stock, Gallant owned approximately 33% of the Company’s issued and outstanding shares of common stock.

Mr. James Pak Chiu Leung, a director and the President of the Company, is also a director and the President of Gallant. Mr. Gaetan Leonard, a former director of the Company, who resigned on September 5, 2006, is also a director and the Secretary of Gallant. Mr. James Pak Chiu Leung is the brother in law of Mr. Gaetan Leonard’s wife.

Rental Agreement with Flairbase Inc.

The Company is currently renting office space in Quebec, Canada from Flairbase Inc. The President of Flairbase Inc. is Gaetan Leonard, a former director of the Company. Pursuant to this lease, the Company pays $569 per month.

Consulting agreement with Kayplan International Consultants Limited (Kayplan)

The Company was charged fees of $2,000 during 2008 ($4,000 for 2007) by Kayplan. Kayplan is controlled by Naim Kosaric, who is a director of the Company. This six month ($2,000 per month) contract ended in February 2008. Kayplan rendered consulting services in choosing the appropriate technology for the ethanol manufacturing plant. Kayplan was also consulted on the day to day technical issues related to the design of the plant.

Review by Board of Directors

The Board of Directors of the Company has ratified and approved the foregoing three transactions. On the basis of its review, the Board of Directors concluded that the terms and conditions of these transactions are fair and reasonable to the Company. The Board of Directors of the Company furthermore concluded that these transactions will ultimately benefit the Company’s shareholders, notwithstanding the related-party aspect of these transactions.

Corporate Governance

As of July 21, 2008, the Company had three directors. The Company’s Board of Directors has determined that Naim Kosaric is independent. The Company has adopted those standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15). Mr. James Pak Chiu Leung and Mr. Robert Clarke are not independent.

The Company’s Board of Directors currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Disclosure Policy Committee. Following the resignation of Guy Chevrette, effective as of July 3, 2008, the Board of Directors as a whole, will function as the Company’s Audit Committee and the Compensation Committee. Mr. James Pak Chiu Leung is the only director on the Disclosure Policy Committee.

DESCRIPTION OF BUSINESS

Introduction

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. Initially, the intention of the Company’s founders was to establish a management and consulting business providing services to individuals working in the acting and entertainment industry. The founders of the Company subsequently decided that the Company should pursue other opportunities, and a change of control of the Company occurred on June 5, 2006. In connection with the change of control, the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.

On June 5, 2006, 3,000,000 restricted common shares of the Company were sold by Nigel Johnson and Alfred Nutt (the "Sellers") to five individuals and entities: Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a securities purchase agreement dated as of June 5, 2006. The Purchasers paid a total sum of $50,010 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006. In connection with the execution of the securities purchase agreement and the change in control, the Company’s prior directors and officers resigned on June 5, 2006. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard were each appointed as the directors of the Company. Mr. Leonard subsequently resigned on September 5, 2006 and Mr. Guy Chevrette subsequently resigned on July 3, 2008. Mr. James Pak Chiu Leung has served as the Company's Chief Executive Officer since that date. Mr. Robert Clarke was appointed Chairman of the Board on July 15, 2008. Mr. Gilles Simard served as the Company’s Chief Financial Officer from June 5, 2006 to January 9, 2007. Michel St-Pierre has served as Chief Financial Officer of the Company since January 9, 2007. Pursuant to the terms of the securities purchase agreement and the change of control of the Company, on September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement under which Gallant sold to the Company its right to form a joint venture with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s restricted common stock.

On February 11, 2008 the Company changed its name to Tiger Renewable Energy Ltd. and its trading symbol changed to TGRW.OB.

Our Business

We are a development stage company. The Company entered into a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company owns 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products.

Ethanol is produced from starch or sugar-based feed products, including corn, potatoes, and wheat, as well as from agricultural waste products. Historically, corn has been the primary source. Ethanol has been widely utilized as a fuel additive since the late 1970’s, when its value as a product extender for gasoline was explored.

Economic Development in China and the Demand for Fuel

The People’s Republic of China has experienced significant economic growth in recent years. This growth has followed the government’s decision to liberalize its economic policies, including those in support of certain private enterprise initiatives. As a result of economic growth and the creation of an increased number of middle class and affluent consumers, there has been a rapid increase in China in the number of motor vehicles in use. The number of motor vehicles in China is expected to expand proportionate to the rate of economic growth. The growth in the number of vehicles in use in China has significantly and rapidly increased the demand for liquid fuels such as gasoline. The world’s petroleum market has been impacted by this increase in Chinese demand.

The rapid economic growth of China has had a significant impact on the country’s environment. Pollution caused by automobiles is a significant and increasing concern. For these reasons, the Chinese Government has acted to reduce automobile-related emissions. New passenger car fuel consumption standards and regulations were announced October 28, 2004, and have been in force since July 1, 2005.

In 2002, the Chinese government passed the “Law Concerning Testing for the Extensive Use of Bio-ethanol Gasoline for Automobiles and the Regulations Concerning the Conduct of Testing of Bio-ethanol Gasoline for Automobiles” to encourage the use of ethanol fuel. Subsequently, the government expanded policies meant to encourage ethanol fuel production.

Ethanol Fuel Production in China

In 2005 China produced in excess of 10 million tons of Ethanol Fuel blended gasoline (E10). This product is a blend of gasoline including 10% ethanol fuel. At this level of production China ranked third behind Brazil and the United States in ethanol blended fuels. The Chinese government has set a target of increasing production by 50 million tons over the next five years, seeking to achieve 60 million tons by 2010. Substantially all of the productive capacity in place at the end of 2005 was in the hands of the Chinese government and reflected operations standards typically expected in a centrally controlled state-run environment. To achieve this 2010 national production goal, it is expected that China will have to both update existing manufacturing methods and equipment as well as add substantial new production capacity.

The Venture

The Venture intends to become a significant ethanol manufacturer serving the needs of China’s rapidly expanding personal and commercial transportation market segments. To do so it will apply existing technology within a planned network of manufacturing plants that benefit from the Venture’s established and maturing relationships with both regional governments and government-owned businesses engaged in the production of agricultural products suitable for use in the production of ethanol. The Venture will attempt to minimize the net impact of its manufacturing on China’s food supply by returning to the food production system animal feed that will be a by-product of its ethanol production process. By way of comparison, in Brazil the similar by-product is typically burned to produce energy needed for the manufacturing process.

Through significant study and extensive field research the Venture has identified the western province of Xinjiang as the site of its initial manufacturing operations. The province is rich in coal energy and will be able to easily accommodate the proposed manufacturing plant’s projected energy needs. It also has a well-established, comparatively modern agricultural base, including large tracts dedicated to corn crops. This agricultural base enjoys extensive land reserves for future crop development as well as the planned crop rotation necessary to meet both food demands and the Venture’s bio-mass requirements.

Xinjiang is in China’s distant west but is not remote. It enjoys above average rail and road transportation networks and well-developed communication systems in China. Located on the Tibet/China border, the province has recently benefited from infrastructure development.

Key Authorizations and Agreements

The Venture has obtained certain key authorizations from the appropriate Chinese Government Agencies. Specifically, on June 9, 2006 the Venture received a commitment from the Hami District, Xinjiang Province, for the grant of 150 acres of industrial land for the development and operation of an ethanol manufacturing plant. On November 28, 2006, the Grant was approved and confirmed by the issuance of a Land Approval Confirmation from the Hami City Land Resource Bureau. This Land Approval Confirmation will terminate on November 27, 2056. The Xinjiang People’s Government has waived the Venture’s obligation to pay a Land Use Compensation Fee and a New Construction Compensation Fee. The People’s Republic of China does not permit private ownership of land by foreign enterprises, and similar properties are not offered for lease in the market.

It is advantageous to the Venture to have secured permission to produce ethanol in China, as the Chinese Central government subsequently passed an edict limiting the use of corn for ethanol production by stopping the granting of additional licenses for such purpose. The Venture’s permits and licenses all pre-date the adoption of this new restrictive national policy and are therefore not limited by the terms of the new government regulations. This edict will not affect the Company’s ability to secure the licenses needed to carry out the business plan. In order to obtain fuel ethanol permits, the Company may need to use non-corn raw materials (sugar beets, cassava, sugar cane, etc.). As previously announced, the Company is exploring alternative biomass. Such evaluations of alternative biomass sources have been conducted principally for economic reasons and not regulatory concerns.

On December 29, 2006 the Venture entered into an agreement with Xinjiang Yili Agricultural Division Supply and Sales Company (the “Xinjiang Yili Company”), a government-owned Chinese business, for supplies of corn to be used in the ethanol manufacturing plant the Venture is constructing in Hami District. The terms of the agreement provide that during the initial period of five years the Xinjiang Yili Company will supply the Venture with the corn necessary for its initial production level of 20,000 to 30,000 tons of ethanol pursuant to a preferential pricing formula that results in a discount to the prevailing commodity market price. It is anticipated that the Venture will require 8-10 millions tons of corn as raw material each year. The Venture and the Xinjiang Yili Company will periodically need to sign formal purchase contracts (i.e. routine purchase orders including all terms).

In January of 2008, the Venture entered into a letter of intent of intent with the Hami Government which provides for increased cultivation of sugar beets in the agricultural area near where the Venture is constructing its ethanol plant. Depending on the successful implantation of this new policy by the local government, the Venture may, over time, switch its primary raw material from corn to sugar beets, as sugar beets become more available, or may use a mixture of both as raw materials.

The ethanol manufacturing plant designs and plans were prepared to comply with existing Chinese provincial health, sanitation, safety, environmental and fire regulations. Once these designs and plans were completed, they were submitted to the appropriate government authority for approval before starting construction. Throughout construction, the plant’s progress has been overseen by a governmental monitoring agency, which is monitoring the quality of the construction and ensuring design and plan compliance.

Once the construction is completed, production tests will be performed by the appropriate Chinese government authority to ensure compliance with existing Chinese provincial health, sanitation, safety, environmental and fire regulations. At the date of this filing the only remaining licence and/or permit required by the Company to commence production is an ethanol production license. Such license will be granted upon completion of the production plant safety inspection and similar regulatory inspections, none of which involve the selection of biomass to be used by the Company. Following this review, the ethanol manufacturing production licence may be given to the Company. The costs associated with ascertaining this licence are estimated to be $10,000 USD.

The Company must produce 50,000 tons of ethanol before it can apply for the fuel ethanol permit. To obtain the permit, the Company must submit a proposal detailing the fuel ethanol project to the local authorities. Then the Company will prepare a feasibility study and project designs which comply with existing Chinese provincial health, sanitation, safety, environmental and fire regulations. These documents will be presented to the appropriate government authority for approval. Once approved, the Company may obtain a business licence for fuel ethanol. This licence will allow the Company to start construction. Once the construction is completed, production tests will be performed by the appropriate Chinese government authority to ensure compliance with existing Chinese provincial health, sanitation, safety, environmental and fire regulations. Following this review, the ethanol manufacturing production permit for fuel ethanol may be given to the Company. The costs associated with the fuel ethanol permit process are estimated at $100,000 USD.

 Inbound Foreign Investment and Government Planning Approvals

While China is moving away from its former command economy structure, many of the protective controls remain. Accordingly, the Venture applied for, and June 6, 2006, received, the necessary approvals from the Chinese government for the “Establishment of Enterprise with Foreign Investment in the People’s Republic of China” for the purpose of “Production and sale of ethanol fuel”.

On July 7, 2006 the Venture applied to the Hami District Development Planning Commission for approval of its initial 20,000 metric ton annual production ethanol plant, with a by-product of 18,500 tons of animal feed (DDGS). Approval of the Venture’s application was received on August 6, 2006. Pursuant to a certificate dated May 31, 2006, the incorporated name of the plant is Xinjiang Yajia Distillate Company Limited.

Hami District Development Schedule

The Venture intends to initially construct and operate a 20,000 metric ton annual capacity ethanol plant in Hami District. To commence the production of ethanol, the Venture anticipates that it will require $9.5 million for all costs including construction, plant ramp-up, associated initial production costs and working capital. The Venture plans to expend approximately $6,500,000 on engineering, construction and related costs for plant and equipment. It is anticipated that these expenditures will include approximately $1,250,000 for the ethanol plant, $1,000,000 for a steam plant, $1,250,000 for a recycling water station, storage tanks and an air pressure station, $500,000 for a workers’ dormitory and warehouse, $400,000 for a water treatment pool and $2,100,000 for other expenses. To date, the Venture has spent $4,950,000 of the $6,500,000 in planned expenditures on engineering and construction. We anticipate that we will need to raise an additional $4,550,000 to complete the ethanol manufacturing plant and commence production.

Off-the-shelf technology and turn-key plant construction projects are readily available from various companies which have engaged in ethanol plant construction throughout the world, including Praj Ltd. of India and Dedini, SA of Brazil, should the Venture choose not to use technology now available to it in China.

The development timeline of the initial Hami plant is expected to be approximately twelve to eighteen months from ground-breaking to production, with an additional eight months to achieve the full design annual production rate of 20,000 metric tons. The Company will require approximately fifty (50) employees prior to commencing production. At full capacity the plant is expected to employ a total of between eighty (80) and one hundred and twenty (120) production and administrative workers. At the present time, the Company has ten (10) employees in China. When operating at the 20,000 metric ton level the plant is expected to earn annualized revenues of approximately $12 million and expend approximately $8 to $11 million in net bio-mass costs and operating expenses, including approximately $1 million in annual compliance costs, resulting in a pre-tax profit of approximately $1 to $2 million. In accordance with the “Note of Preferential Policy about Hami District Attracts Investments”, during the first five years of production, the plant and its operations will be exempted from income taxes (currently 33%) and real estate taxes if the Company’s sales` from the production operation date reach 10,000,000 RMB ($1,333,333). During production years six through eight the exemption from income taxes will be two-thirds of the 33% rate and two-thirds of the assessed real estate taxes. After year nine the Venture is expected to pay full income and real estate taxes.

On March 16, 2007 the Chinese Government adopted the first major revision to its tax laws since the early 1980s. The Company has been informed that among the matters dealt with in the 2007 Revision are 1. the standardization of tax rates and tax incentives across all autonomous regions; 2. establishment of the principle that domestic Chinese and foreign owned entities would receive equal tax treatment and 3. providing for an orderly transition period for implementation of the new law. On December 14, 2007 final regulations were published, however, such regulations did not contain information on the grandfathering on transitional tax preferences which is anticipated to be dealt with in a separate tax circular to be issued in the near future. Until the publication of the separate tax circular referred to above, it is not possible for the Company to determine whether the tax incentives granted to its joint venture will commence in the first year in which profits are earned or on January 1, 2008, whether or not the joint venture is earning profits at that time.

As of the date hereof, the Company has ten (10) employees in China, and three (3) officers, James Leung, Michel St-Pierre and Claude Pellerin. The Company does not have employment agreements with these officers or other employees.

The plant will initially be making ethanol for non-fuel uses. The Company must produce 50,000 tons of ethanol before it can apply for the fuel ethanol permit. Upon receipt of the permit, the Company may receive subsides from the Chinese government.

The Availability of Raw Materials in China

We will depend on certain suppliers for raw materials utilized in the production of ethanol, and any significant delay in our ability to obtain these raw materials from our suppliers could cause harm to our business.  Our current dependence on a few suppliers, companies owned by the Chinese government, exposes us to certain risks, including shortages of manufacturing capacity, reduced control over delivery schedules, quality assurance, production yield and costs.  Any significant delay in our ability to obtain adequate quantities of the raw materials from our current or alternative suppliers could cause our business, financial condition and results of operations to suffer.

The Chinese government has undertaken several steps to supplement the availability in the marketplace of the raw materials necessary for ethanol production. These steps have included (i) arranging for the production of casava on Chinese controlled farms in Laos and exploring possible production in certain areas of China (Cassava is a high sugar, high starch root vegetable widely cultivated in emerging economies that enjoy warmer climates, and is uniquely suited to ethanol production); and (ii) attempting to improve the strains of sugar cane and sugar beets under cultivation within the country in order to expand the production of ethanol.

China has a large agricultural base. In light of the importance the government has placed on the goal of expanding China’s bio-mass supply, it is reasonable to believe that adequate bio-mass will be available to support ethanol producers during the foreseeable future. Should these policies cease, however, adequate raw materials for the Company and other ethanol producers may become scarce or excessively expensive.

The Hami Government’s agreement with the Venture to encourage sugar beet production in the agricultural areas near where the Venture is constructing its ethanol plant has the potential to reduce the Venture’s dependence on corn as a raw material. Depending on the successful implantation of this new policy, the Venture may, over time, switch its primary raw material from corn to sugar beets, or may use a mixture of both as raw materials.

The Distribution of Ethanol

We do not intend to hire a sales staff to directly market our ethanol. Our intention is to enter into agreements with third-party distributors with established companies to market, sell and distribute our ethanol. As of the date hereof, we have not entered into any contracts with distributors for the sale of our products, and we have not yet commenced actively negotiating such contracts. It is our intention, however, to commence such negotiations in time to secure competent sales and distribution representation for the Venture, both locally and throughout China, when our ethanol production commences in early 2008. If we are unable to secure the services of third party distributors or if any of the entities that we contract with breaches or terminate our distribution contracts or is unable to provide any of the services contracted for, we will not have any readily available means to sell our ethanol. Our dependence on these distributors means that our financial performance depends upon the financial health of the distributors we contract with.

Continuing Environmental Compliance

The Venture will have continuing obligations to comply with environmental laws and regulations. While it is difficult to accurately determine the costs of such compliance, the Venture expects to spend amounts equal to four to five percent of annual revenues in complying with such laws and regulations. These amounts may change over time to reflect new regulations and technologies.

Intellectual Property

For the first two years of the operation of the ethanol production facility, the Company intends to primarily utilize technologies that are currently public knowledge. One of our Company’s directors, Dr. Naim Kosaric, has developed certain technologies for ethanol production which the Company hopes to utilize in the future. At the present time, there is no formal agreement between the Company and this director for the use of his proprietary technologies.

The Company’s Competitive Position

Competition in the ethanol industry is intense. In the market for the production of ethanol, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have established reputations among potential customers. We will face formidable competition in every aspect of our business, and particularly from companies that are seeking to develop large-scale ethanol plants. We will face competitive challenges from larger facilities and organizations that produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have more experience and greater resources than we do. Some of these producers are, among other things, capable of producing a significantly greater amount of ethanol and will compete with us for raw materials and product markets. Nationally, the ethanol industry may become more competitive given the substantial amount of construction and expansion that is occurring in the industry. We may also compete with ethanol that is produced or processed in certain countries outside of China.

In general, ethanol is a commodity and we will need to compete on price. Two competitive advantages that we believe the Company will benefit from are due to location of our production facility. First there are no other ethanol production facilities in the Hami District of Xinjiang Province at the current time. Second, corn and sugar beets, raw materials which may be used in the production of ethanol, are generally slightly cheaper in the Hami District, Xinjiang Province than in other regions of China.

Some of the entities producing substantial amounts of ethanol in China include China Resources Alco, Jilin Fuel Ethanol Co., Ltd, Anhui BBCA Biochemical Co., Ltd and Henan Tianguan Fuelethanol Co., Ltd.

Legal System of the People’s Republic of China

China's legal system is based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse affect on our business operations.

Second Phase Development:

The Company is currently exploring a second phase of development. This would involve the construction of a 100,000 ton annual production integrated ethanol plant. Such plant would be expected to provide for electricity co-generation (heat recovery) as well as have the capability to produce soy-based bio-diesel. While off-the shelf plants are available with these capabilities, depending on market conditions, the Venture may choose to develop proprietary technology in order to raise production and/or operating efficiency.

If the Hami Government’s current policy of encouraging sugar beet production is successful, the Company may also consider constructing a sugar refinery adjoined to the ethanol plant, and producing refined sugar from the sugar beets.

A second round of financing estimated to be between US$35 to US$40 million would be required for the second phase of development.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company's Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this registration statement. This registration statement contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained herein to reflect future events or developments.

Overview

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. A change of control of the Company occurred on June 5, 2006 and the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.”

On February 11, 2008 the Company changed its name to Tiger Renewable Energy Ltd. and its trading symbol changed to TGRW.OB.

Development Stage Expenditures

Development stage expenditures during the three months period ended April 30, 2008 were $168,343, which consisted primarily of $48,402 in professional fees, $72,155 in salaries and $22,433 in travel expenditures. For the three months period ended in May 31, 2007 the development stage expenditures were $171,886 which consisted primarily of $30,830 in professional fees, $85,477 in salaries and $19,965 in travel expenditures. Development stage expenditures during the fiscal year ended January 31, 2008 were $961,835, which consisted primarily of $339,676 in professional fees, $271,019 in salaries, $65,552 in travel expenditures. For the two-month transition period ended January 31, 2007 the development stage expenditures were $295,772, substantially all of which were professional fees. Development stage expenditures for the two-month period ended January 31, 2006 were insignificant.

Financial Condition, Liquidity and Capital Resources

The Company's principal capital resources have been acquired through the sale of shares of its common stock.

At April 30, 2008, we had negative working capital of $345,926 compared to negative working capital of $21,163 at January 31, 2008.

At April 30, 2008, the Company had total assets of $5,135,066 consisting mainly of cash, current assets and property and equipment which compares with the Company's total assets at January 31, 2008, of $5,235,700 which consisted mainly of cash and property and equipment.

At April 30, 2008, the Company's total liabilities were $572,521. Our total liabilities at January 31, 2008, were $504,812. The amount of $163,837 represents accounts payable and accrued professional fees, $325,000 represents a note payable. The minority interest of $83,684 ($88,228 as at January 31, 2008) represents the participation to capital by the Company’s two partners in the Joint Venture.

Plan of Operations

Company’s Cash Requirements

The Company entered into a joint venture named Xinjiang Yajia Distillate Company Limited (the "Venture") to produce ethanol in the People's Republic of China. The Venture’s business licence was issued on November 23, 2006. The Venture will be located in Guangdong Industrial zone, Hami Shi, Xinjiang Province, People’s Republic of China.  The Company owns 90% of the Venture.  Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture.  All the activities of the Venture will be carried on in accordance with the laws, decrees, rules and regulations of the Peoples’ Republic of China. The Venture will take the form of a limited liability company. The Venture will have a term of ten years commencing November 23, 2006 (the date on which the business licence of the Venture was issued). At the end of this ten year term, upon the unanimous vote of the Venture’s Board, the Venture may apply for an extension. Should such a vote not be made, the Venture will be liquidated. At the liquidation of the Venture, the properties of the Venture will be distributed in proportion to the respective investment of each party.

Each party to the Venture will be liable for the Venture’s debts only to the extent of its registered capital. The profits of the Venture will be shared by the parties in proportion to their respective contributions to the total registered capital of the Venture, which as of the date of this prospectus were as follows:

Initially, the total investment in the Venture was set at RMB 14,000,000 out of which RMB 10,000,000 was registered capital. Registered capital constitutes a form of shareholder equity required to form the Venture, and which investors, like the Company, will be unable to withdraw under ordinary circumstances during the lifetime of the Venture. This amount was divided between the three parties as follows:

Xinjiang Wangye Brewing Co. Ltd.:	RMB	500,000	5%

Guangdong Kecheng Trading Co. Ltd.:	RMB	500,000	5%

Tiger Renewable Energy Ltd.:	RMB	9,000,000	90%

On November 25, 2006 and June 6, 2007, the three parties executed Memorandums which collectively provide for the increase of the total investment in the Venture to RMB 50,000,000, including registered capital of RMB 31,100,000 and investment of RMB 18,900,000. The participation of each party remains the same, and the Company anticipates that its total contribution will equal RMB 45,000,000. Of this amount, to date, the Company has contributed $5,290,081 (RMB 39,675,608), including $3,732,000 (RMB 27,990,000) to registered capital and $1,558,081 (RMB 11,685,608) to investment. The two partners have each contributed $64,888 (RMB 486,660). The Memorandum provides that the Company will use commercially reasonable efforts to facilitate bank loans to enable Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd to invest in the Venture a total amount of approximately $125,000 each, the said amounts being used for the payment of their registered capital. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd will provide their shareholder’s rights in the Venture to the Company as a guaranty for the bank loans.

Total Investment:  RMB 50,000,000

Investment to be contributed by the parties in total registered capital

Xinjiang Wangye Brewing Co. Ltd.:	RMB	1,555,000	5%

Guangdong Kecheng Trading Co. Ltd.:	RMB	1,555,000	5%

Tiger Renewable Energy Ltd.:	RMB	27,990,000	90%

On November 25, 2006 one RMB was equal to 0.1247USD. The RMB 1,555,000 to be contributed by each of Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd to registered capital includes the $125,000 described above.

Other Investment to be contributed by the parties

Xinjiang Wangye Brewing Co. Ltd.:	RMB	945,000	5%

Guangdong Kecheng Trading Co. Ltd.:	RMB	945,000	5%

Tiger Renewable Energy Ltd.:	RMB	17,010,000	90%

The responsibilities of the Company within the Venture will include providing the financial contribution described above, assisting with the Venture’s productive activities, assisting the Venture with technology and advanced management, handling matters relating to the selection and purchase of machinery and equipment outside China, providing assistance concerning the installation, testing and trial production using imported equipment, training technical personal, management personal and the other workers of the Venture, managing the finances of the Venture and its movements of funds, to be responsible for such other matters as it may be entrusted by the Venture.

The Venture is governed by a Board of Directors consisting of five members, one of which is appointed by Xinjiang Wangye Brewing Co. Ltd., one by Guangdong Kecheng Trading Co. Ltd and three by the Company. The Chairman and Vice-Chairman of the Board are appointed by the Venture’s Board and have a term of office of four years, which term may be renewed. Resolutions of the Venture’s Board are adopted or rejected upon a majority vote, except that certain significant issues concerning strategic direction require unanimous approval. The operation and management of the Venture are overseen by a General Manager nominated by Guangdong Kecheng Trading Co. Ltd for a period of four years. The General Manager’s duties and responsibilities consist of carrying out the various resolutions of the Venture’s Board of Directors and to organize and manage the daily operations of the Venture. The General Manager has the authority to delegate duties to subordinates; however, he retains overall operating responsibility. The General Manager of the Venture reports directly to the Company’s C.E.O., Mr. James Leung.

Mr. James Leung, C.E.O. of the Company, spends 75% of his time on the Hami project overseeing and supervising the Venture’s operations and maintains daily contact with the Venture’s General Manager. The Venture has hired a bilingual accountant who reports to the C.F.O of the Company. Such hiring was accomplished under the supervision of the Company’s management.

The Company’s management (including its C.E.O. and C.F.O.) operates within the framework of an approved budget and receives weekly reports of cash disbursements that are evaluated within such budgetary framework. Expenses of the Venture in excess of $4,000 require pre-disbursement authorization by the Company’s management. On a monthly basis, the bank statements of the Venture are sent directly to the Company by the Venture’s bank and the cash disbursement records of the Venture are sent to the Company’s management in Canada.

The Venture intends to initially construct and operate a 20,000 metric ton annual capacity ethanol plant in Hami District. The Venture began constructing its ethanol plant in May of 2007. As discussed below, the Venture plans to operate this fuel ethanol production plant in Western China. The Venture plans to initially utilize locally grown corn as its bio-mass supply; however the Venture may switch to the use of sugar beets over a period of several years. The development timeline of the initial Hami plant is expected to be approximately twelve to eighteen months from ground-breaking to production, with an additional eight months to achieve the full design annual production rate of 20,000 metric tons. The Company will require approximately fifty (50) employees prior to commencing production. At full capacity the plant is expected to employ a total of between eighty (80) and one hundred and twenty (120) production and administrative workers. (The prevailing labor rates in Western China expected to be paid to the Venture’s employees are approximately $2,400 per year at current exchange rates). At the present time, the Company has ten (10) employees in China.

To commence the production of ethanol, the Venture anticipates that it will require $9.5 million for all costs including construction, plant ramp-up, associated initial production costs and working capital. The Venture plans to expend approximately $6,500,000 on engineering, construction and related costs for plant and equipment. It is anticipated that these expenditures will include approximately $1,250,000 for the ethanol plant, $1,000,000 for a steam plant, $1,250,000 for a recycling water station, storage tanks and an air pressure station, $500,000 for a workers’ dormitory and warehouse, $400,000 for a water treatment pool and $2,100,000 for other expenses. To date, the Venture has spent $4,950,000 of the $6,500,000 in planned expenditures on engineering and construction. We anticipate that we will need to raise an additional $4,550,000 to complete the ethanol manufacturing plant and commence production.

The production of fuel ethanol from corn bio-mass is a well developed process used today in many parts of the world. In addition, depending on the success of local farmers in the cultivation of sugar beets, the Venture may switch from corn to sugar beets over the first two to three years of operations, which the Venture is confident could also be utilized in ethanol production. Accordingly, the Venture does not anticipate extensive expenditure for research and development in order to contrast its manufacturing facility and achieve economic levels of operation. However, the Venture does anticipate that once economic operations have been achieved, there will be limited research and development expenditures necessary to accomplish improvements in operating efficiency. Beyond constructing and operating its initial operating plant, the Venture may invest in significant third-party research and development activities intended to broaden the raw materials suitable for bio-mass use beyond those now useable in order to reduce the impact of ethanol production on the food supply. Should the Venture choose to make such investments in third-party research and development activities, it is anticipated that between $3,000,000 and $5,000,000 may be required.

The Company intends to provide funding for construction, working capital, hiring and initial research and development, if any, through a combination of the private placement of its equity securities, the public sales of its equity securities and limited borrowing from banks located in Western China, and may raise up to $5,343,000 from the proceeds of sale from the securities being registered by this filing. The proceeds from the sale of the shares of common stock offered by us will be up to $1,593,000 based on a public offering price of $0.25 per share, and up to $3,750,000 from the exercise of up to 1,500,000 Series A Warrants at an exercise price of $2.50 per share.

As of April 30, 2008, the Company had total assets of $5,235,700 consisting mainly of cash, deposit on machinery and construction in progress.

As of April 30, 2008, the Company had total current liabilities of $488,837.

As of the date of this prospectus, the Company has sufficient funds to satisfy its cash requirements through the end of July, 2008.

Our auditors issued an opinion in their audits report as of May 20, 2008 on the consolidated financial statements as of January 31, 2008 and for the year then ended and the two-month transition period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2008 expressing uncertainty regarding the ability of our Company to continue as a going concern.  This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits from our operations.  We have a history of operating losses, limited funds and may continue to incur operating losses. Management's plan for the Company's continued existence includes selling additional stock through private placements and borrowing additional funds to pay overhead expenses until the Company commences production and sales. The future success of the Company is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. In addition, the going concern uncertainty underlined in their opinion could make it more difficult for us to secure additional financing on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain. The inability of the Company to obtain additional cash could have a material adverse affect on its financial position, results of operations and its ability to continue in existence.

Off-Balance Sheet Arrangements

The Company does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

The Company does not own any real estate. The Company does not plan on investing in real estate in the near future. The Company is currently renting office space in Quebec, Canada for $569 per month. The Company believes that its current office facilities will be sufficient for the foreseeable future.

The Venture has entered into several important agreements with the appropriate agencies of the Chinese Government. On June 9, 2006, the Hami District of Xinjiang Province granted to the Venture a Deed of Use for 150 acres of industrial land for the construction and operation of the Venture’s ethanol manufacturing plant (the “Grant”). On November 28, 2006, the Grant was approved and confirmed by the issuance of a Land Approval Confirmation from the Hami City Land Resource Bureau. This Land Approval Confirmation will terminate on November 27, 2056. The Xinjiang People’s Government has waived the Venture’s obligation to pay a Land Use Compensation Fee and a New Construction Compensation Fee. The People Republic of China does not permit private ownership of land by foreign enterprises, and similar properties are not offered for lease in the market.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

The Company's common equity is traded on the over-the-counter bulletin board under the symbol TGRW.OB. The only trading data we have available to us prior to October 24, 2006 indicates that shares of the Company's stock were traded for $.20 a share on July 20, 2005. The aforementioned price of the common shares is an inter-dealer price, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Prior to November 24, 2006 our common stock traded on the over-the-counter bulletin board under the symbol AMSV. Our stock is also traded in Germany on (i) the Frankfurt Stock Exchange (under the symbol XES.F); (ii) the Stuttgart Stock Exchange (under the symbol XES.SG); (iii) the Berlin Stock Exchange (under the symbol XES.BE); and (iv) Xetra (under the symbol XES.DE).

The following table sets forth for the periods indicated the high and low close prices for the Common Shares in U.S. Dollars as quoted on the OTC Bulletin Board. These quotations reflect only inter dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.

	Common Stock
Quarter ended	High	Low
November 30, 2006	2.80	1.15
January 31, 2007 (two months)	4.50	1.99
April 30, 2007	3.98	2.00
July 31, 2007	3.80	2.25
October 31, 2007	3.10	2.35
January 31, 2008	2.75	1.40
April 30, 2008	2.49	0.84

(b) Holders.

As of July 21, 2008, the Company had 19 shareholders of record.

(c) Dividends.

The Company has never declared or paid cash dividends. We do not currently intend to pay cash dividends on our common stock in the foreseeable future. We anticipate retaining any earnings for use in the continued development of the Company.

Our current and future debt financing arrangement may limit or prevent cash distributions from the Venture to us, depending upon the achievement of certain financial and other operating conditions and our ability to properly service the debt, thereby limiting or preventing us from paying cash dividends.

(d) Securities authorized for issuance under equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holders	2,000,000	0.96	1,502,500
Total	2,000,000	0.96	1,502,500

On October 5, 2006, the Company’s Board of Directors adopted an Equity Incentive Plan and authorized the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein.

EXECUTIVE COMPENSATION

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company. No executive officers of the Company earned total annual salary and bonuses that exceeded $100,000 in any of the three preceding fiscal years.

Summary Compensation Table

Name and Principal Position	Year (1)(2)	Salary ($)	Option Awards ($)		Total
James Pak Chiu Leung (3) CEO, President	2008	131,000	0		131,000
and Director	2007	18,000	0		18,000
	2006	54,000	20,243	(4)(5)	74,243
Michel St-Pierre (7) CFO	2008	109,359	0		109,359
	2007	0	0		0
Nigel Johnson (6) CEO, President, CFO,	2006	0	0		0
Principal Accounting Officer, Secretary and Director	2005	0	0		0

(1)	No officers earned over $100,000 in any of the two preceding years.

(2)
The Company’s fiscal year ends January 31 st . The Company changed its fiscal year-end from November 30, 2006 to January 31, 2007. Note that 2007 only covers two months. The 2006 fiscal year ranged from December 1, 2005 to November 30, 2006.

(3)	Mr. Leung has been CEO, President and Director of the Company since June 5, 2006.

(4)
Mr. Leung was granted stock options to purchase 70,000 shares. The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%.

(5)
The stock options granted to Mr. Leung have vested or will vested as follows: 60,000 were granted on October 5, 2006 and vested immediately, 5,000 were granted on November 6, 2006, and vested on that date, and 5,000 were granted on November 6, 2006 and will vest on November 6, 2007.

(6)	Mr. Johnson was an officer and Director of the Company from its incorporation on September 9, 2004 until June 5, 2006. Mr. Johnson was not paid any compensation by the Company.

(7)	Mr. St-Pierre has been CFO of the Company since January 9, 2007.

None of the officers earned any bonus, restricted stock awards, LTIP (Long Term Incentive Plan) Payouts or any other annual or long term compensation except as set forth in the table above.

Outstanding Equity Awards at Fiscal Year-End (1)

The following table provides information regarding outstanding option grants to the named executive officers as of January 31, 2008. We have never granted any stock appreciation rights.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
James Pak Chiu Leung (2) CEO, President and Director	5,000		2.00	November 6, 2012
	5,000		2.00	November 6, 2011

(1)	The Company’s fiscal year ends January 31 st . The Company changed its fiscal year-end from November 30 to January 31.

The following table provides the information regarding outstanding options owned by the named executive officers and directors as of January 31, 2008. We have never granted any stock appreciation rights.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Guy Chevrette, Director (3)	15,000	0	2.88	August 1, 2012
	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011
	70,000	0	0.05	October 5, 2011
Naim Kosaric, Director	10,000	0	2.88	August 1, 2012
	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011
Arthur Rawl, Chairman	25,000	0	2.88	August 1, 2012
	100,000	0.05		October 5, 2011
	5,000	0	2.00	November 6, 2011
	5,000	0	2.00	November 6, 2012
James Pak Chiu Leung CEO, President and Director	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011
Claude Pellerin, Officer	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011

(1)	The Company’s fiscal year ends January 31 st .

During the last fiscal year, 120,000 stock options were exercised in March and 60,000 were exercised in August 2007.

(2)	Mr. Leung has been CEO, President and Director of the Company since June 5, 2006.

(3)	Mr. Chevrette served as a Director of the Company from June 5, 2006 to July 3, 2008.

Option Grants in the Fiscal Year Ended January 31, 2008 (1)

The following table provides the information regarding options granted in 2008 to the named executive officers and directors. We have never granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
Guy Chevrette, Director (2)	15,000	30%	2.88	August 1, 2012
Naim Kosaric , Director	10,000	20%	2.88	August 1, 2012
Arthur Rawl, Chairman of the Board of Directors	25,000	50%	2.88	August 1, 2012

(1)	The Company’s fiscal year ends January 31st.
(2)	Mr. Chevrette served as a Director of the Company from June 2006 to July 3, 2008.

During the last fiscal year 120,000 stock options were exercised in March, 2007, 60,000 by Mr. James Leung and 60,000 by Mr. Claude Pellerin and 60,000 were exercised in August 2007 by Mr. Naim Kosaric.

Option Grants in the Fiscal Year Ended November 30, 2006 (1)

The following table provides the information regarding options granted in the fiscal year ended November 30, 2006 to the named executive officers and directors. We have never granted any stock appreciation rights. No options were granted in the two-month period ended January 31, 2007.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
James Pak Chiu Leung (2) CEO, President and Director	60,000	11.60%	.05	October 5, 2011
	10,000	1.93%	2.00	November 6, 2011
Guy Chevrette (3) Director	70,000	13.53%	.05	October 5, 2011
	10,000	1.93%	2.00	November 6, 2011
Gilles Simard CFO (4)	40,000	7.73%	.05	October 5, 2011
	7,500	1.45%	2.00	November 6, 2011
Claude Pellerin Officer	60,000	11.60%	.05	October 5, 2011
	10,000	1.93%	2.00	November 6, 2011
Arthur Rawl Chairman of the Board of Directors	100,000	19.36%	.05	October 5, 2011
	5,000.97%		2.00	November 6, 2011
	5,000.97%		2.00	November 6, 2012
Naim Kosaric Director	60,000	11.60%	.05	October 5, 2011
	10,000	1.93%	2.00	November 6, 2011
Nancy W.Y. Ho Director (5)	60,000	11.60%	.05	October 5, 2011
	10,000	1.93%	2.00	November 6, 2011
Nigel Johnson (6) CEO, President, CFO, Principal Accounting Officer, Secretary and Director	0	N/A	N/A	N/A

(1)
The Company’s fiscal year for the periods reported is November 30. On July 12, 2007 the Company changed its fiscal year-end from November 30 to January 31. On October 19, 2007, the Company filed an Annual Report on Form 10-KSB covering the transition period from December 1, 2006 to January 31, 2007. The 2006 fiscal year ranged from December 1, 2005 to November 30, 2006.

(2) (3)	Mr. Leung has been CEO, President and Director of the Company since June 5, 2006. Mr. Chevrette served as a Director of the Company from June 5, 2006 to July 3, 2008.

(4)	Mr. Simard was CFO of the Company from June 5, 2006 to January 9, 2007.

(5)	Nancy W.Y. Ho served as a Director of the Company from September 7, 2006 to January 30, 2007.

(6)	Mr. Johnson served as an officer and Director of the Company from its incorporation on September 9, 2004 until June 5, 2006.

No options were exercised during the last fiscal year, however, 120,000 stock options were exercised in March 2007, 60,000 by Mr. James Leung and 60,000 by Mr. Claude Pellerin and 60,000 were exercised in August 2007 by Mr. Naim Kosaric.

Options

On July 12, 2007 we changed our fiscal year end to January 31. On October 19, 2007, the Company filed an Annual Report on Form 10-KSB covering the transition period from December 1, 2006 to January 31, 2007. No options were granted in the two-month period ended January 31, 2007.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company, of which (i) 57,500 such options are exercisable for a purchase price of $2.00 per share and expire on October 5, 2011; (ii) 390,000 such options are exercisable for purchase price of $.05 per share and expire on October 6, 2011, with an average exercise price of $0.30 per share; and (iii) 70,000 such options were cancelled following the resignation of one of our directors in January 2007 . Of the stock options issued, 450,000 vested on October 5, 2006, 33,750 vested on November 1, 2006 and the balance vested on November 1, 2007. These options expire on October 5, 2011 (450,000) and November 6, 2011 (67,500). The options had a fair value of $137,810 at the date of grant.   The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%.

During the year ended January 31, 2008, the Company issued 50,000 stock options to directors of the Company with an average exercise price of $2.88 per share. These options vested on August 1, 2007 and expire on August 1, 2012. The options had a fair value of $134,516 at the date of grant. The Company valued these options using the Black-Scholes option-pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.7%; the current stock price at date of issuance of $2.88 per share; the exercise price of the options of $2.88 per share; the term of 5 years; volatility of 161%. For the year ended January 31, 2008, the Company recorded compensation expense of $166,038.

No options were granted in the three-month period ended April 30, 2008.

A summary of option activity is presented below:

		Year ended January 31, 2008		Year ended January 31, 2007
Options	Weighted-Average exercise price	Number of options	Weighted-Average exercise price	Number of options
Balance beginning of period	$0.30	447,500	-	517,500
Granted	2,88	50,000	$0.30	-
Exercised	0.30	220,000	-	-
Cancelled	-	-	-	70,000
Balance end of period	$0.96	277,500	$0.30	447,500
Options exercisable at the end of the period	$0.96	277,500	$0.30	418,750

The aggregate intrinsic value of the options outstanding and the options exercisable at the end of the period is $280,500. The following table summarizes information about options outstanding and exercisable at January 31, 2008:

Exercise price	Options outstanding Number	Weighted average contractual life ( in years )	Options exercisable Number
$0.05	170,000	3.75	170,000
$2.00	57,500	3.83	57,500
$2.88	50,000	4.75	50,000
	277,500		277,500

The weighted-average grant-date fair value of options granted during the period ended January 31, 2008 was $2.69 per share. As of April 30, 2008, there was no unrecognized compensation cost related to non-vested stock options.

Compensation of Directors

The following table sets forth all compensation paid to the Company’s directors for their respective services rendered as directors during the fiscal year ended January 31, 2008. Mr. James Leung, director, received salary in his capacity as the Company’s Chief Executive Officer, as reflected on the Summary Compensation Table, above.

Name	Fees Earned or Paid in Cash	Total
Arthur Rawl, Chairman of the Board	$7,000	$7,000
Guy Chevrette, Director (1)	$4,000	$4,000
Naim Kosaric, Director	$2,500	$2,500

(1)	Mr. Chevrette served as a Director of the Company from June 5, 2006 to July 3, 2008.

The Company’s fiscal year ends January 31 st . The Company changed its fiscal year-end from November 30, 2006 to January 31, 2007. Note that 2007 only covers two months.

The following table sets forth the Company’s current scheduled payments for members of the Board of Directors:

Cash Compensation	All Non- Executive Directors	Chairman	Fees for Non- Executive Committee Chairs (Audit Committee)	Fees for Non- Executive Committee Chairs (Compensation Committee and Nominating and Corporate Governance Committee)
Cash Retainer	10,000.00	12,000.00	6,000.00	6,000.00
Board Meeting Fees
In Person	1,000.00	None	None	None
Phone	400.00	None	None	None
Committee Meeting Fees
In Person	500.00	None	None	None
Phone	200.00	None	None	None

Stock Options
Initial Grant Shares	60,000	30,000	10,000	10,000
Annual Grant Shares	10,000	10,000	5,000	5,000

The Company does not currently have an employment or other compensation agreement with any of the directors; all directors are compensated according to the schedule above.

Employment Contracts

As of July 21, 2008 the Company did not have any employment contracts with any officer, director or other employees.

Equity Incentive Plan

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to our employees, directors or consultants.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company with an average exercise price of $0.30 per share. Of the stock options issued, 450,000 were vested on October 5, 2006, 33,750 were vested on November 1, 2006 and the balance vested on November 1, 2007. Following the resignation of one of our directors in January 2007, 70,000 such options were cancelled.

No options were exercised during the two-month period ended January 31, 2007.

During the year ended January 31, 2008, the Company issued 50,000 stock options to officers and directors of the Company with an average exercise price of $2.88 per share. Of the stock options issued, 50,000 vested on August 1, 2007.

No options were exercised during the three month period ended April 30, 2008.

As of July 21, 2008, we had three directors and officers eligible to receive options under the Equity Incentive Plan. Options to buy 277,500 shares of common stock were outstanding under the Equity Incentive Plan and 1,502,500 shares remained available for grants under this plan.

Administration

The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2006 Equity Incentive Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2006 Equity Incentive Plan. The compensation committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

Option Price

Each grant shall specify an option price per share, which shall be equal to or greater than the fair market value per share on the grant date; provided that in the case of any incentive stock option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall not be less than 110% of the fair market value of a share on the date of grant.

Amendment and Termination

The Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations concerning the shares or options available under the Plan, other than to reflect an adjustment made in accordance with Section 14 of the Plan (i.e. dilution, enlargement of the rights of participants in the Plan), change the class of persons eligible to receive grants of awards or the types of awards available under the Plan and increase the benefits to participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board will also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

The Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no award shall be granted after that date.

Indemnification Agreement

Through its Indemnification Agreement, the Company agrees to indemnify directors and officers, to the extend provided for in the Agreement, and to hold them harmless from and against, any losses or expenses at any time incurred by or assessed against them arising out of or in connection with their work as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an officer or director of the Company or of an Affiliate, to the fullest extent permitted by the laws of the State of New York in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors the Company has adopted this Whistleblower Procedures Policy, stating that all employees of the Company and its subsidiaries are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters. Under this Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities. In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Audit Committee of the Company. The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis. Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

INDEX TO FINANCIAL STATEMENTS

Tiger Renewable Energy Ltd. Financial Statements (Unaudited) as at April 30, 2008	F-2

Report of Independent Registered Public Accountant Firm Raymond Chabot Grant Thornton LLP on the consolidated financial statements of Tiger Renewable Energy Ltd. as of January 31, 2008 and for year ended January 31, 2008 and the period from September 9, 2004 (Inception) through January 31, 2008
F-8

Tiger Renewable Energy Ltd. Financial Statements (Audited) as at January 31, 2008	F-9

Report of Independent Registered Public Accountant Firm Raymond Chabot Grant Thornton LLP on the consolidated financial statements of Tiger Ethanol International Inc. as of January 31, 2007 and the two-month period ended January 31, 2007 and the period from September 9, 2004 (Inception) through January 31, 2007
F-23

Report of Independent Registered Public Accountant Firm Malone & Bailey on the consolidated financial statements of Tiger Ethanol International Inc. as of November 30, 2006 and for the year ended November 30, 2006 and the period from September 9, 2004 (Inception) through November 30, 2006
F-24

Report of Independent Registered Public Accountant Firm Malone & Bailey on the consolidated financial statements of Tiger Ethanol International Inc. as of November 30, 2005 and for the year ended November 30, 2005 and the period from September 9, 2004 (Inception) through November 30, 2005
F-25

Tiger Ethanol International Inc. Financial Statements (Audited) as at January 31, 2007	F-26

Tiger Ethanol International Inc. Financial Statements (Audited) as at November 30, 2006	F-38

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
April 30, 2008

ASSETS
Current assets:
Cash	$53,444
Sundry current assets	89,467

142,911

Property and equipment, at cost, Less accumulated depreciation (Note 4)	4,992,155

TOTAL ASSETS	$5,135,066

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$163,837
Note payable (Note 5)	325,000

TOTAL CURRENT LIABILITIES	488,837

Minority interest in Joint Venture	83,684

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 shares authorized, 18,382,750 shares issued and outstanding	18,383
Additional paid-in capital	6,550,074
Deficit accumulated during development stage	(2,005,912)

Total Stockholders' Equity	4,562,545

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,135,066

The accompanying notes are an integral part of the consolidated financial statements

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended April 30, 2008 and May 31, 2007 and Periods from September 9, 2004
(Inception)
through April 30, 2008 ( unaudited)

	Three months Ended April 30 2008	Three months Ended May 31 2007	Inception through April 30, 2008

General & administrative expenses	$160,519	$179,783	$2,092,185
Interest (revenue) expense	5,990	-	(29,127)
Foreign exchange (gain) loss	6,378	(3,273)	(11,054)

	172,887	176,510	2,052,004

Minority interest in Joint Venture	(4,544)	(4,624)	(46,092)

NET LOSS	$168,343	$171,886	$2,005,912

Basic and diluted loss per common share	$0.01	$0.01	N/A

Weighted average number of common shares outstanding	18,382,750	17,077,861	N/A

The accompanying notes are an integral part of the consolidated financial statements

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From September 9, 2004, (Inception) through April 30, 2008 ( unaudited)

				Deficit
				Accumulated
			Paid	During the
	Common Stock		In	Development
	Shares	Amount	Capital	Stage	Total

Shares issued to founders for cash	28,000,000	$28,000	$(27,600)	$-	$400
Contribution to capital by founders	-	-	7,650	-	7,650
Net loss	-	-	-	(9,508)	(9,508)
Balances at November 30, 2004	28,000,000	$28,000	$(19,950)	$(9,508)	$(1,458)

Shares issued for cash	7,162,750	7,163	95,185	-	102,348

Offering Costs	-	-	(20,000)	-	(20,000)

Contribution to capital by founders	-	-	34,200	-	34,200

Net loss	-	-	-	(58,819)	(58,819)
Balances at November 30, 2005	35,162,750	$35,163	$89,435	$(68,327)	$56,271

Voluntary surrender common shares	(25,000,000)	(25,000)	25,000	-	0

Compensation relating to the joint venture	5,000,000	5,000	138,000	-	143,000
Shares and warrants issued for cash	500,000	500	999,500	-	1,000,000
Contribution to capital by founders	-	-	17,533	-	17,533
Stock-based compensation	-	-	74,766	-	74,766

Net loss	-	-	-	(511,635)	(511,635)

Balances at November 30, 2006	15,662,750	$15,663	$1,344,234	$(579,962)	$779,935
Shares and warrants issued for stock payable	250,000	250	499,750	-	500,000

Stock-based compensation	-	-	31,522	-	31,522

Net loss	-	-	-	(295,772)	(295,772)

Balances at January 31, 2007	15,912,750	$15,913	$1,875,506	$(875,734)	$1,015,685

Shares and warrants issued for cash	2,250,000	2,250	4,497,750	-	4,500,000
Shares issued pursuant to exercise of stock options	220,000	220	10,780	-	11,000

Stock-based compensation	-	-	166,038	-	166,038

Net loss	-	-	-	(961,835)	(961,835)

Balances at January 31, 2008	18,382,750	$18,383	$6,550,074	$(1,837,569)	$4,730,888
Net loss	-	-	-	(168,343)	(168,343)
Balances at April 30, 2008	18,382,750	$18,383	$6,550,074	$(2,005,912)	$4,562,545

The accompanying notes are an integral part of the consolidated financial statements

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
  (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended April 30, 2008 and May 31, 2007 and Periods from September 9, 2004
(Inception)
through April 30, 2008 ( unaudited)

	Three months Ended April 30 2008	Three months Ended May 31 2007	Inception through April 30, 2008

Cash flows from operating activities:
Net loss	$(168,343)	$(171,886)	$(2,005,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed rent and salary expense	-	-	59,383
Stock-based compensation expense	-	-	272,326
Non-cash stock compensation relating to the joint venture	-		143,000
Minority interest in joint venture	(4,544)	(4,624)	(46,092)
Depreciation	907	-	4,533

Changes in:
Sundry current assets	(28,776)	7,005	(89,467)
Accounts payable and accrued liabilities	(2,747)	(84,466)	117,958
Net cash used in operating activities	(203,503)	(253,971)	(1,544,271)

Cash flows from investing activities:
Property and equipment	(152,783)	(1,011,032)	(4,950,809)
Net cash used in investing activities	(152,783)	(1,011,032)	(4,950,809)

Cash flows from financing activities:
Investment by minority interest	-		129,776
Stock payable: common stock and warrants	-	-	500,000
Proceeds from sale of common stock and warrants	-	3,000,000	5,582,748
Proceeds pursuant to exercise of stock options	-	8,000	11,000
Proceeds from note payable	75,000	-	416,286
Loan repayments	-	-	(91,286)

Net cash provided by financing activities	75,000	3,008,000	6,548,524

Net change in cash	(281,286)	1,742,997	53,444

Cash at beginning of period	334,730	1,000,844	-

Cash at end of period	$53,444	$2,743,841	$53,444

Supplemental Information:
Interest paid	$-	$62	$1,436

The accompanying notes are an integral part of the consolidated financial statements

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Tiger Renewable Energy Ltd. (formally known as Tiger Ethanol International Inc.) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the year ended January 31, 2008, as reported in the Form 10-KSB, have been omitted.

2. FISCAL YEAR END CHANGE

The Company originally adopted a fiscal year ending November 30 for reporting financial operations. On July 12, 2007, the Company approved a change in its fiscal year end to January 31. During the fiscal year that will end on January 31, 2009, the Company will present comparative information from the previous fiscal year for the interim period that most closely matches the interim period. For the three month period ended April 30, 2008 (first quarter of FY 2009), the comparative information presented is the three period ended May 31, 2007. The Company has chosen not to restate the balances as of April 30, 2007, as the one month difference in the Company’s operations between April and May is not significant.

3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. The Company’s ability to become and maintain itself as a going concern is dependant upon its ability to raise additional funds through either the sale of equity securities or issuance of debt. The Company believes it will be able to raise the additional financing necessary for the Company to become and maintain itself as a going concern, however, there is no assurance that financing will be obtained. Until the completion of such financing, there remains uncertainty regarding the Company’s ability to become and maintain itself as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. PROPERTY AND EQUIPMENT

Machinery, construction in progress and automobile are stated at cost, net of accumulated depreciation. Depreciation of the automobile is computed using the straight-line method over 5 years. The machinery and the construction in progress will begin to be depreciated once the construction of the plant is completed.

	April 30, 2008	January 31, 2008

Deposit on machinery	$3,087,673	$2,940,281
Construction in progress	1,890,885	1,885,494
Automobile	18,130	18,130

	4,996,688	4,843,905
Less: accumulated depreciation	(4,533)	(3,626)

Balance	$4,992,155	$4,840,279

5. NOTE PAYABLE

During the three months ended April 30, 2008, the Company received an additional loan of $75,000 from DT Crystal Limited, thereby aggregating to $325,000 as of April 30, 2008. These loans bear interest at 10% and are payable on demand.

6. JOINT VENTURE

On November 23, 2006 the Company invested in a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company owns 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products. As at April 30, 2008, the Company has contributed $5,290,081 (RMB 39,675,608), including $3,732,000 (RMB 27,990,000) to registered capital and $1,558,081 (RMB 11,685,608) to investment. The two partners have each contributed $64,888 (RMB 486,660) and have to contribute RMB 2,623,340 to complete their contribution to registered capital of the joint venture.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of
Tiger Renewable Energy Ltd.

We have audited the accompanying consolidated balance sheet of Tiger Renewable Energy Ltd. and subsidiary (a development stage Company, formerly known as Tiger Ethanol International Inc.), as of January 31, 2008 and the related consolidated statements of operations, stockholders' equity, and cash flows for the fiscal year ended January 31, 2008, the two-month period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Tiger Renewable Energy Ltd. for the period from September 9, 2004 (date of inception) through November 30, 2006, were audited by other auditors whose report dated March 12, 2007, expressed an unqualified opinion on those statements. Our opinion on the statements of operations, stockholders’ equity and cash flows for the period from September 9, 2004 (date of inception) through January 31, 2008, insofar as it relates to the amounts for prior periods through November 30, 2006, is based solely on the report of the other auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tiger Renewable Energy Ltd. and subsidiary as of January 31, 2008, and the consolidated results of their operations and their cash flows for the fiscal year ended January 31, 2008, the two-month period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Tiger Renewable Energy Ltd. and subsidiary will continue as a going concern. The Company is a development stage enterprise with no revenues and as discussed in Note 2, the Company’s ability to continue as a going concern is dependent upon its ability to raise additional funds through either the sale of equity securities or the issuance of debt. These factors, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raymond Chabot Grant Thornton LLP
Chartered Accountants
Montreal, Canada
May 20, 2008

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
January 31, 2008

ASSETS
Current assets:
Cash	$334,730
Sales taxes receivable	60,691

395,421

Property and equipment, at cost, Less accumulated depreciation (Note 4)	4,840,279

TOTAL ASSETS	$5,235,700

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$166,584
Note payable (Note 5)	250,000

TOTAL CURRENT LIABILITIES	416,584

Minority interest in Joint Venture (Note 6)	88,228

504,812
Commitments (Note 10)

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 shares authorized, 18,382,750 shares issued and outstanding	18,383
Additional paid-in capital	6,550,074
Deficit accumulated during development stage	(1,837,569)

Total Stockholders' Equity	4,730,888

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,235,700

The accompanying notes are an integral part of the consolidated financial statements.

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended January 31, 2008, the transition period from December 1, 2006 to January
31, 2007, the fiscal year ended November 30, 2006 and the period from September 9, 2004 (Inception)
through January 31, 2008

				Inception
	January	January	November	through
	31	31	30	January 31,
	2008	2007	2006	2008
	(12 months)	(2 months)	(12 months)

General & administrative expenses	$1,034,130	$318,948	$510,598	$1,931,666
Interest (revenue) expense	(36,553)	62	1,037	(35,117)
Foreign exchange gain	(16,399)	(1,033)	-	(17,432)
	981,178	317,977	511,635	1,879,117

Minority interest in joint venture	(19,343)	(22,205)	-	(41,548)

NET LOSS	$961,835	$295,772	$511,635	$1,837,569

Basic and diluted loss per common share	$0.05	$0.02	$0.03	N/A

Weighted average common shares outstanding	17,728,750	15,891,917	19,899,313	N/A

The accompanying notes are an integral part of the consolidated financial statements.

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
From September 9, 2004 (Inception) through January 31, 2008

				Deficit
				Accumulated
			Paid	During the
		Common Stock	In	Development
	Shares	Amount	Capital	Stage	Total

Shares issued to founders for cash	28,000,000	$28,000	$(27,600)	$-	$400
Contribution to capital by founders	-	-	7,650	-	7,650
Net loss	-	-	-	(9,508)	(9,508)
Balances at November 30, 2004	28,000,000	$28,000	$(19,950)	$(9,508)	$(1,458)

Shares issued for cash	7,162,750	7,163	95,185	-	102,348

Offering Costs	-	-	(20,000)	-	(20,000)

Contribution to capital by founders	-	-	34,200	-	34,200

Net loss	-	-	-	(58,819)	(58,819)
Balances at November 30, 2005	35,162,750	$35,163	$89,435	$(68,327)	$56,271

Voluntary surrender common shares	(25,000,000)	(25,000)	25,000	-	0

Compensation relating to the joint venture	5,000,000	5,000	138,000	-	143,000
Shares and warrants issued for cash	500,000	500	999,500	-	1,000,000
Contribution to capital by founders	-	-	17,533	-	17,533
Stock-based compensation	-	-	74,766	-	74,766

Net loss	-	-	-	(511,635)	(511,635)

Balances at November 30, 2006	15,662,750	$15,663	$1,344,234	$(579,962)	$779,935
Shares and warrants issued for stock payable	250,000	250	499,750	-	500,000

Stock-based compensation	-	-	31,522	-	31,522

Net loss	-	-	-	(295,772)	(295,772)

Balances at January 31, 2007	15,912,750	$15,913	$1,875,506	$(875,734)	$1,015,685

Shares and warrants issued for cash	2,250,000	2,250	4,497,750	-	4,500,000
Shares issued pursuant to exercise of stock options	220,000	220	10,780		11,000
Stock-based compensation	-	-	166,038	-	166,038

Net loss	-	-	-	(961,835)	(961,835)

Balances at January 31, 2008	18,382,750	$18,383	$6,550,074	$(1,837,569)	$4,730,888

The accompanying notes are an integral part of the consolidated financial statements.

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(Formerly Known As Tiger Ethanol International Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the fiscal year ended January 31, 2008, the transition period from December 1, 2006 to January 31, 2007, the fiscal year ended November 30, 2006 and the period from September 9, 2004 (Inception) through January 31,
2008

				Inception
	January	January	November	through
	31	31	30	January 31
	2008	2007	2006	2008
	(12 months)	(2 months)	(12 months)

Cash flows from operating activities:
Net loss	$(961,835)	$(295,772)	$(511,635)	$(1,837,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed rent and salary expense	-	-	17,533	59,383
Stock-based compensation expense	166,038	31,522	74,766	272,326
Depreciation	3,626			3,626
Non-cash stock compensation relating to the joint venture	-	-	143,000	143,000
Minority interest in joint venture	(19,343)	(22,205)		(41,548)
Changes in: Sales taxes receivable	(31,668)	(9,518)	(19,505)	(60,691)
Accounts payable and accrued liabilities	78,082	(14,243)	56,529	120,705
Net cash used in operating activities	(765,100)	(310,216)	(239,312)	(1,340,768)

Cash flows from investing activities:
Property and equipment	(4,798,026)	-	-	(4,798,026)
Net cash used in investing activities	(4,798,026)			(4,798,026)

Cash flows from financing activities:
Investment by minority interest	73,076	56,700		129,776
Stock payable: stock	-	-	396,000	396,000
warrants	-	-	104,000	104,000
Proceeds from sale of:
common stock	3,022,000	-	791,000	3,895,748
warrants	1,478,000	-	209,000	1,687,000
Proceeds pursuant to exercise of stock options	11,000	-	-	11,000
Proceeds from note payable	250,000	-	87,093	341,286
Loan repayments	-	-	(91,286)	(91,286)

Net cash provided by financing activities	4,834,076	56,700	1,495,807	6,473,524

Net change in cash	(729,050)	(253,516)	1,256,495	334,730

Cash at beginning of period	1,063,780	1,317,296	60,801	-

Cash at end of period	$334,730	$1,063,780	$1,317,296	$334,730
Supplemental Information:
Interest paid	$-	$62	$1,037	$1,436

The accompanying notes are an integral part of the consolidated financial statements.

TIGER RENEWABLE ENERGY LTD. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS, ORGANIZATION AND CHANGE IN FISCAL YEAR-END

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. Initially, the intention of the Company’s officers and directors was to establish a management and consulting business providing services to individuals working in the acting and entertainment industry. The founders of the Company subsequently decided that the Company should pursue other opportunities, and a change of control (the “Change of Control”) of the Company occurred on June 5, 2006. Note 11 further discuss the Change in Control.

In connection with the Change of Control, the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006. On February 11, 2008 the Company changed its name to Tiger Renewable Energy Ltd.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise. The Company is now constructing a plant in the People’s Republic of China to produce ethanol. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company changed its fiscal year-end from November 30 to January 31 on July 12, 2007.

The unaudited comparative financial information for the two-month period ended January 31, 2006 is:

General & administrative expenses	$8,843
Interest expense	64

NET LOSS	$8,907

Basic and diluted loss per common share	$0

Weighted average common shares outstanding	32,246,049

2. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. The Company’s ability to become and maintain itself as a going concern is dependant upon its ability to raise additional funds through either the sale of equity securities or issuance of debt. The Company believes it will be able to raise the additional financing necessary for the Company to become and maintain itself as a going concern, however, there is no assurance that financing will be obtained. Until the completion of such financing, there remains uncertainty regarding the Company’s ability to become and maintain itself as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed using the United States of America dollar (U.S. dollar ).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary Xinjiang Yajia Distillate Company Limited (see Note 6) after the elimination of inter-company accounts and transactions. The fiscal year-end of Xinjiang Yajia Distillate Company Limited is December 31 and its results are consolidated on a one month lag basis, which reflects the results of Xinjiang Yajia Distillate Company Limited operations in accordance with its regulatory, tax and operating cycles. Accordingly, references to “January 31” mean the financial position of Xinjiang Yajia Distillate Company Limited as at December 31 and references to the “year ended January 31” mean the results of Xinjiang Yajia Distillate Company Limited for the year ended December 31. Events subsequent to December 31 may provide additional information relating to items included in the financial statements of Xinjiang Yajia Distillate Company Limited and may reveal conditions existing at the financial statement date that affect the estimates involved in the preparation of the financial statements. All such information that becomes available prior to completion of the Company’s consolidated financial statements would be used in evaluating the estimates made and the financial statements would be adjusted where necessary.

Estimates and Assumptions

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates that were used in preparing these financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturities of three months or less.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined according to the differences between the carrying amounts and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. A valuation allowance against deferred income tax assets is recorded if, based on available information, it is more likely then not that such deferred income tax assets will not be realized.

Earnings (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) applicable to common shares by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per share is computed using the treasury stock method giving effect to the exercise of dilutive stock options and warrants. The treasury stock method assumes that any proceeds that would be obtained upon the exercise of stock options and warrants would be used to repurchase common shares at the average trading price during the year. A total of 277,500 stock options and 1,500,000 warrants (483,750 stock options and 375,000 warrants for the two-month period ended January 31, 2007 and 517,500 stock options and 250,000 warrants for the year ended November 30, 2006), were excluded from the computation of diluted earnings per share for the year ended January 31, 2008 since they were anti-dilutive.

Stock -Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Foreign Currency Translation

Monetary assets and liabilities in foreign currency of the Company and of its integrated foreign operation are translated at the exchange rate in effect at the balance sheet date, whereas other assets and liabilities are translated at the exchange rate in effect at the transaction date. Revenue and expenses in foreign currency are translated at the average rate in effect during the year, with the exception of revenue and expenses relating to non-monetary assets and liabilities, which are translated at the historical rate. Gains and losses are included in the earnings for the year.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

4. PROPERTY AND EQUIPMENT

Machinery, construction in progress and automobile are stated at cost, net of accumulated depreciation. Depreciation of the automobile is computed using the straight-line method over 5 years. The machinery and the construction in progress will begin to be depreciated once the construction of the plant is completed.

January 31,
2008

Deposit on machinery	$2,940,281
Construction in progress	1,885,494
Automobile	18,130

$4,843,905
Less: accumulated depreciation	$(3,626)

Balance January 31, 2008	$4,840,279

5. NOTE PAYABLE

On January 31, 2008, the Company had received a loan from DT Crystal Limited, in the amount of $250,000. This loan bears interest at 10% and is payable on demand.

6. JOINT VENTURE

On November 23, 2006 the Company invested in a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company owns 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products. As at January 31, 2008, the Company has contributed $5,290,081 (RMB 39,675,608), including $3,732,000 (RMB 27,990,000) to registered capital and $1,558,081 (RMB 11,685,608) to investment. The two partners have each contributed $64,888 (RMB 486,660) and have to contribute RMB 2,623,340 to complete their contribution to registered capital of the joint venture.

7. INCOME TAXES

Income taxes are not due since the Company has incurred a loss since inception. The Company has deductible net operating losses of approximately $1,320,000 at January 31, 2008. These losses expire between 2024 and 2028.

Components of deferred income tax assets at January 31, 2008 are as follows:

January 31, 2008

Net operating losses	$558,623
Valuation allowance	(558,623)
Net deferred income tax asset	$0

The Company has recorded a full valuation allowance against its deferred income tax asset since it believes it is more likely then not that such deferred income tax asset will not be realized.

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	Fiscal year ended January January 31 2008	Transition period from December 1, 2006 to January 31 2007	Fiscal year ended November 30, 2006	Since Inception
	(12 months)	(2 months)	(12 months)
Tax at statutory rate (34%)	$323,514	$100,562	$173,956	$621,263
Non-deductible expenses	(62,640)			(62,640)
Increase in valuation allowance	(260,874)	(100,562)	(173,956)	(558,623)
Income tax expense	$0	$0	$0	$0

8. STOCKHOLDERS’ EQUITY

COMMON STOCK

The company is authorized to issue 100,000,000 shares of Common Stock (par value $0.001) of which 18,382,750 were issued and outstanding as of January 31, 2008.

The Company declared a stock split of 7 to 1 on April 5, 2006 for all shares outstanding at that date. All references to share and per share amounts in these financial statements have been retroactively adjusted to reflect the stock split.

Incident to the 2006 change in control of the Company, certain changes were made to the Company's capital structure. The Board members serving prior to the change in control tendered an aggregate of 7,000,000 shares of the Company's common stock to the treasury for cancellation. The Company declared a six-for-one stock split on April 5, 2006. Following the stock split the Company's two previously serving directors, Mr. Nigel Johnson and Mr. Alfred Nutt, each tendered an aggregate of 9,000,000 shares of the Company's common stock to the treasury for cancellation. After giving effect to the forgoing changes, the Company's capital structure consisted of 10,162,750 issued and outstanding shares of common stock, of which 7,162,750 shares of common stock were tradable in public markets and 3,000,000 shares of common stock were restricted and not eligible for trading in public markets.

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into a Purchase Agreement pursuant to which Gallant sold the Company its interest in a joint venture it formed with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock for a value of $143,000 which was recorded as non-cash compensation expense).

The Company’s shares of restricted common stock are securities which have not been registered under the United States Securities act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold except as follows: (A) in an offshore transaction complying with rule 903 or rule 904 of regulations S promulgated under the Securities Act ; (B) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or another then available exemption under the Securities Act and state securities laws , (C) in a transaction that does not require registration under the Securities Act or any applicable state laws, or (D) pursuant to a registration statement which has been declared effective by the Securities and Exchange Commission ( and which continues to be effective at the time of transfer of such securities).

On November 1, 2006, VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $436,000 and the relative fair value of the warrants is $114,000.

On November 1, 2006, Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000.

On November 1, 2006, Portu Finance paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. The shares were formally issued on December 6, 2006.

On March 8, 2007, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007.

On March 8, 2007, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007.

On March 10, 2007, Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $359,000 and the relative fair value of the warrants is $141,000. The shares were formally issued on April 20, 2007.

On March 14, 2007, the Company issued sixty thousand (60,000) shares of common stock to an officer and director of the Company following the reception of a duly filled notice of exercise of common stock options. The proceeds from the exercise of common stock options were $3,000.

On March 15, 2007, the Company issued sixty thousand (60,000) shares of common stock to an officer of the Company following the reception of a duly filled notice of exercise of common stock options. The proceeds from the exercise of common stock options were $3,000.

On March 16, 2007, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $1,079,000 and the relative fair value of the warrants is $421,000. The shares were formally issued on March 30, 2007.

On March 30, 2007, pursuant to the Emper Overseas S.A, Aton Select Fund Limited and Capinvest LLC Common Stock Purchase Agreements described above, the Company (i) issued 1,250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 625,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $2,500,000.

On May 9, 2007, the Company issued forty thousand (40,000) shares of common stock to a former officer of the Company following the reception of a duly filled notice of exercise of common stock options. The proceeds from the exercise of common stock options were $2,000.

On July 27, 2007, Adagio Marine Ltd paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $1,082,000 and the relative fair value of the warrants is $418,000. The shares were formally issued on July 27, 2007.

On August 3, 2007, the Company issued sixty thousand (60,000) shares of common stock to a director of the Company, following the reception of a duly filled notice of exercise of common stock options. The proceeds from the exercise of common stock options were $3,000.

STOCK-BASED COMPENSATION EXPENSE

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to the Company’s employees, directors or consultants.

During the year ended January 31, 2008, the Company issued 50,000 stock options to directors of the Company with an average exercise price of $2.88 per share. These options vested on August 1, 2007 and expire on August 1, 2012. The options had a fair value of $134,516 at the date of grant. The Company valued these options using the Black-Scholes option-pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.7%; the stock price at date of issuance; the exercise price of the options on estimated life of 5 years; volatility of 161%. For the year ended January 31, 2008, the Company recorded compensation expense of $166,038.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company, of which (i) 57,500 such options are exercisable for a purchase price of $2.00 per share and expire on October 5, 2011; (ii) 390,000 such options are exercisable for purchase price of $.05 per share and expire on October 6, 2011, with an average exercise price of $0.30 per share; and (iii) 70,000 such options were cancelled following the resignation of one of the directors in January 2007 . Of the stock options issued, 450,000 vested on October 5, 2006, 33,750 vested on November 1, 2006 and the balance vested on November 1, 2007. These options expire on October 5, 2011 (450,000) and November 6, 2011 (67,500). The options had a fair value of $137,810 at the date of grant.   The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%. For the two-month period ended January 31, 2007, the Company recorded compensation expense of $31,522 ($74,766 for the year ended November 30, 2006).

A summary of option activity is presented below:

Options	Number of options	Year ended January 31, 2008 Weighted- Average exercise price	Number of options	Two-month Period ended January 31, 2007 Weighted- Average exercise price	Number of options	Year ended November 30, 2006 Weighted- Average exercise price
Balance beginning of period	447,500	0.30	517,500	0.30
Granted	50,000	2.88	-	-	-
Exercised	220,000	0.05	—	-	517,500	0.30
Cancelled	-	-	70,000	-
Balance end of period	277,500	$0.96	447,500	$0.30	517,500	$0.30

Options exercisable at the end of the period	277,500	$0.96	418,750	$0.30	483,750	$0.30

The aggregate intrinsic value of the options outstanding and the options exercisable on January 31, 2008 is $280,500.

The following table summarizes information about options outstanding and exercisable at January 31, 2008:

		Weighted
	Options	average	Options
	outstanding	contractual life	exercisable
	Number	( in years )	Number
Exercise price
$0.05	170,000	3.75	170,000
$2.00	57,500	3.83	57,500
$2.88	50,000	4.75	50,000
	277,500		277,500

The weighted-average grant-date fair value of options granted during the period ended January 31, 2008 was $2.69 per share.

As of January 31, 2008, there was no unrecognized compensation cost related to non-vested stock options. During the year ended January 31, 2008 the Company issued, a total of two hundred and twenty thousand (220,000) shares of common stock following the reception of duly filled notices of exercise of common stock options.

WARRANTS

The following warrants were issued in the year ended November 30, 2006, in the two-month period ended January 31, 2007 and for the year ended January 31, 2008 and were accounted for in accordance with the fair value method. Where fair value of these warrants was required to be calculated, the fair value was computed using the Black-Scholes Model with the following assumptions: no dividend yield, expected volatility of 160% for a two-year warrant and a risk-free interest rate range of 4.7% for a two-year warrant.

On November 1, 2006, 500,000 shares of common stock with 250,000 warrants were sold for $1,000,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $792,000 and the relative fair value of the warrants is $208,000. The shares were issued on November 20, 2006.

On November 1, 2006, 250,000 shares of common stock with 125,000 warrants were sold for $500,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. The shares were issued on December 6, 2006.

On March 8, 2007, 500,000 shares of common stock with 250,000 warrants were sold for $1,000,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $720,000 and the relative fair value of the warrants is $280,000. The shares were issued on March 30, 2007.

On March 10, 2007, 250,000 shares of common stock with 125,000 warrants were sold for $500,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $359,000 and the relative fair value of the warrants is $141,000. The shares were issued on April 20, 2007.

On March 16, 2007, 750,000 shares of common stock with 375,000 warrants were sold for $1,500,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $1,079,000 and the relative fair value of the warrants is $421,000. The shares were issued on March 30, 2007.

On July 27, 2007, 750,000 shares of common stock with 375,000 warrants were sold for $1,500,000. The warrants have an exercise price of $2.50 and expire in 2 years.   The relative fair value of the common stock is $1,082,000 and the relative fair value of the warrants is $418,000. The shares were issued on July 27, 2007.

Summary information regarding warrants is as follows:

		Exercise
	Warrants	Price

Year ended November 30, 2006:
Granted	250,000	$2.50
Outstanding at November 30, 2006	250,000	$2.50

Granted- December 2006	125,000	$2.50
Outstanding at January 31, 2007	375,000	$2.50

Granted- 2008	1,125,000	$2.50
Outstanding at January 31, 2008	1,500,000	$2.50
Exercisable at January 31, 2008	1,500,000

9. GRANT

On June 9, 2006, the Hami District of Xinjiang Province granted to the Venture a Deed of Use for 150 acres of industrial land for the construction and operation of the Venture’s ethanol manufacturing plant (the “Grant”). On November 28, 2006, the Grant was approved and confirmed by the issuance of a Land Approval Confirmation from the Hami City Land Resource Bureau. This Land Approval Confirmation will terminate on November 27, 2056. The Xinjiang People’s Government has waived the Venture’s obligation to pay a Land Use Compensation Fee and a New Construction Compensation Fee. The People’s Republic of China does not permit private ownership of land by foreign enterprises, and similar properties are not offered for lease in the market. Accordingly it is not possible for the Venture to establish a value for the Grant.

10. COMMITMENTS

The Company has entered into a lease agreement for office space in Pointe-Claire, Quebec, Canada with Flairbase Inc. The president of Flairbase Inc. is a former director of the Company . The lease   expires in August 2008 and calls for lease payments of $569 per month. The minimum lease payments for the next year are $4,552 in fiscal 2009. Rental expense under the operating lease amounted to $5,472 for the year ended January 31, 2008, and $890 for the two-month period ended January 31, 2007.

On November 25, 2006, the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd.   executed a Memorandum which provides for the increase of the total investment in the Venture to RMB 50,000,000 and the registered capital to RMB 31,100,000. The participation of each party remains the same. The Memorandum provides that the Company will use commercially reasonable efforts to facilitate bank loans to enable Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd to invest in the Venture a total amount of approximately 125,000USD each, the said amounts being used for the payment of their registered capital.

11. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On June 5, 2006 a Change of Control occurred in the Company. Nigel Johnson and Alfred Nutt (the "Sellers") sold 3,000,000 restricted common shares of the Company to five individuals and entities: Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006.

In connection with the execution of the Securities Purchase Agreement, the Company’s directors and its President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer resigned on June 5, 2006. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard were each appointed as the directors of the Company. Mr. Leonard subsequently resigned on September 5, 2006 and Mr. Guy Chevrette subsequently resigned on July 3, 2008. Mr. James Pak Chiu Leung has served as the Company’s Chief Executive Officer since that date.

The Company was charged $2,000 during 2008 ($4,000 for 2007) for fees by Kayplan International Consultants Limited (Kayplan) for the provision of technical and commercial consulting and support services to the Company. Kayplan is controlled by Naim Kosaric, who is a director of the Company, the six month ($2,000 per month) contract ended in February 2007.

The Company is currently renting office space in Pointe-Claire, Quebec, Canada from Flairbase Inc. The president of Flairbase Inc. is a former director of the Company. Pursuant to this lease, the Company pays $569 per month. The lease expires in August 2008.

12. FINANCIAL INSTRUMENTS

Fair value of financial instruments

The fair values of cash, accounts payable and accrued liabilities and the note payable approximate their carrying amounts given that they will mature shortly.

Foreign exchange risk

The Company is exposed to foreign exchange risk due to cash, sales taxes receivable and accounts payable and accrued liabilities denominated in Canadian dollars and RMBs. As of January 31, 2008, assets denominated in Canadian dollars and RMBs consisting of cash and sales taxes receivable totalled CDN$90,373 and 210,135RMB (CDN$13,565 and none in RMB at January 31, 2007) and accounts payable and accrued liabilities denominated in Canadian dollars totalled CDN$66,330 and 45,880 in RMB (CDN$47,820 and 2,668,846 RMB at January 31, 2007).

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at two financial institutions. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

13. SUBSEQUENT EVENTS

On February 11, 2008 the Company changed its name to Tiger Renewable Energy Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of
Tiger Ethanol International Inc.

We have audited the accompanying consolidated balance sheet of Tiger Ethanol International Inc. and subsidiary (a development stage company, formerly known as Arch Management Services Inc), as of January 31, 2007 and the related consolidated statements of operations, stockholders' equity, and cash flows for the two-month period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Tiger Ethanol International Inc. and subsidiary as of November 30, 2006, and for each of the two years in the period ended November 30, 2006 and for the period from September 9, 2004 (date of inception) through November 30, 2006, were audited by other auditors whose report dated March 12, 2007, expressed an unqualified opinion on those statements. Our opinion on the statements of operations, stockholders’ equity and cash flows for the period from September 9, 2004 (date of inception) through January 31, 2007, insofar as it relates to the amounts for prior periods through November 30, 2006, is based solely on the report of the other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tiger Ethanol International Inc. and subsidiary as of January 31, 2007, and the consolidated results of their operations and their cash flows for the two-month period ended January 31, 2007 and the period from September 9, 2004 (date of inception) through January 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Tiger Ethanol International Inc. and subsidiary will continue as a going concern. The Company is a development stage enterprise with no revenues and as discussed in Note 2, the Company’s ability to continue as a going concern is dependent upon its ability to raise additional funds through either the sale of equity securities or the issuance of debt. These factors, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Raymond Chabot Grant Thornton LLP
Chartered Accountants
Montreal, Canada
October 9, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tiger Ethanol International, Inc.
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)
Montreal, Quebec, Canada

We have audited the accompanying consolidated balance sheet of Tiger Ethanol International, Inc., as of November 30, 2006 and the related consolidated statements of development stage expenditures, changes in stockholders' equity, and cash flows for the year ended November 30, 2006 and the period from September 9, 2004 (Inception) through November 30, 2006. These consolidated financial statements are the responsibility of Tiger Ethanol International, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tiger Ethanol International, Inc. as of November 30, 2006, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Tiger Ethanol International, Inc. will continue as a going concern. As discussed in Note 3, certain conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 12, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arch Management Services, Inc.

(A Development Stage Company)

Vancouver, British Columbia, Canada

We have audited the accompanying balance sheet of Arch Management Services, Inc., as of November 30, 2005 and the related statements of expenses, changes in stockholders' equity, and cash flows for the year ended November 30, 2005 and the period from September 9, 2004 (Inception) through November 30, 2004 and 2005. These financial statements are the responsibility of Arch Management Services. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arch Management Services, Inc. as of November 30, 2005, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Arch Management Services, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Arch Management Services, Inc. has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

January 8, 2006

TIGER ETHANOL INTERNATIONAL INC. AND SUBSIDIARY
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	January 31 2007	November 30 2006
ASSETS
Current assets:
Cash	$1,063,780	$1,317,296
Minority interest receivable (Note 4)	-	56,700
Sundry current assets	29,023	19,505
TOTAL ASSETS	$1,092,803	$1,393,501

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$42,623	$56,866
Stock payable (Note 5)	-	500,000
	42,623	556,866

Minority interest in Joint Venture	34,495	56,700
	77,118	613,566
Commitment (Note 10)

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 shares authorized, 15,912,750 (15,662,750 as of November 30, 2006) shares issued and outstanding	15,913	15,663
Additional paid-in capital	1,875,506	1,344,234
Deficit accumulated during development stage	(875,734)	(579,962)
Total Stockholders' Equity	1,015,685	779,935

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,092,803	$1,393,501

The accompanying notes are an integral part of the consolidated financial statements.

TIGER ETHANOL INTERNATIONAL INC. AND SUBSIDIARY
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
Two-month period ended January 31, 2007, Years ended November 30, 2006 and 2005 and Period from
September 9, 2004 (Inception) through January 31, 2007

	January 31 2007	November 30 2006	November 30 2005	Inception through January 31, 2007
	(2 months)	(12 months)	(12 months)
General & administrative expenses	$318,948	$510,598	$58,482		$897,536
Interest expense	62	1,037	337		1,436
Foreign exchange gain	(1,033)	-	-		(1,033)
	317,977	511,635	58,819		897,939

Minority interest in joint venture	(22,205)	-	-		(22,205)

NET LOSS	$295,772	$511,635	$58,819		$875,734

Basic and diluted loss per common share	$0.02	$0.03	$0.00	$	N/A

Weighted average common shares outstanding	15,891,917	19,899,313	32,246,049		N/A

The accompanying notes are an integral part of the consolidated financial statements.

TIGER ETHANOL INTERNATIONAL INC. AND SUBSIDIARY
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
From September 9, 2004, (Inception) through January 31, 2007

				Deficit
				Accumulated
			Paid	During the
	Common Stock		In	Development
	Shares	Amount	Capital	Stage	Total
Shares issued to founders for cash	28,000,000	$28,000	$(27,600)	$-	$400
Contribution to capital by founders	-	-	7,650	-	7,650
Net loss	-	-	-	(9,508)	(9,508)
Balances at November 30, 2004	28,000,000	$28,000	$(19,950)	$(9,508)	$(1,458)

Shares issued for cash	7,162,750	7,163	95,185	-	102,348
Offering Costs	-	-	(20,000)	-	(20,000)

Contribution to capital by founders	-	-	34,200	-	34,200

Net loss	-	-	-	(58,819)	(58,819)
Balances at November 30, 2005	35,162,750	$35,163	$89,435	$(68,327)	$56,271

Voluntary surrender common shares	(25,000,000)	(25,000)	25,000	-	0

Compensation relating to the joint venture	5,000,000	5,000	138,000	-	143,000
Shares and warrants issued for cash	500,000	500	999,500	-	1,000,000
Contribution to capital by founders	-	-	17,533	-	17,533
Stock-based compensation expense	-	-	74,766	-	74,766

Net loss	-	-	-	(511,635)	(511,635)

Balances at November 30, 2006	15,662,750	$15,663	$1,344,234	$(579,962)	$779,935
Shares and warrants issued for stock payable	250,000	250	499,750	-	500,000

Stock-based compensation	-	-	31,522	-	31,522

Net loss	-	-	-	(295,772)	(295,772)

Balances at January 31, 2007	15,912,750	$15,913	$1,875,506	$(875,734)	$1,015,685

The accompanying notes are an integral part of the consolidated financial statements.

TIGER ETHANOL INTERNATIONAL INC.  AND SUBSIDIARY
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Two-month period ended January 31, 2007, Years ended November 30, 2006 and 2005 and Period from
September 9, 2004 (Inception) through January 31, 2007

	January 31 2007	November 30 2006	November 30 2005	Inception through January 31 2007
	( 2 months)	( 12 months)	( 12 months)
Cash flows from operating activities:
Net loss	$(295,772)	$(511,635)	$(58,819)	$(875,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed rent and salary expense	-	17,533	34,200	59,383
( Note 8)
Stock-based compensation expense	31,522	74,766	-	106,288
Non-cash compensation relating to the joint venture	-	143,000	-	143,000
Minority interest in joint venture	(22,205)	-	-	(22,205)
Changes in:
Deferred offering costs	-	-	(20,000)	-
Sundry current assets	(9,518)	(19,505)	-	(29,023)
Accounts payable and accrued liabilities	(14,243)	56,529	20,337	42,623
Net cash used in operating activities	(310,216)	(239,312)	(24,282)	(575,668)

Cash flows from financing activities:
Minority interest	56,700	-	-	56,700
Stock payable:
stock	-	396,000	-	396,000
warrants	-	104,000	-	104,000
Proceeds from sale of:
common stock	-	791,000	82,348	873,748
warrants	-	209,000	-	209,000
Proceeds from loans payable to related party	-	87,093	2,380	91,286
Loan repayments	-	(91,286)	-	(91,286)

Net cash provided by financing activities	56,700	1,495,807	84,728	1,639,448

Net change in cash	(253,516)	1,256,495	60,446	1,063,780

Cash at beginning of period	1,317,296	60,801	355	-

Cash at end of period	$1,063,780	$1,317,296	$60,801	$1,063,780
Supplemental Information:
Interest paid	$62	$1,037	$337	$-

The accompanying notes are an integral part of the consolidated financial statements.

TIGER ETHANOL INTERNATIONAL INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS, ORGANIZATION AND CHANGE IN FISCAL YEAR-END

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. Initially, the intention of the Company’s officers and directors was to establish a management and consulting business providing services to individuals working in the acting and entertainment industry. It was anticipated that the Company would provide services including: (i) the management of business affairs for actors and entertainers; (ii) representation and negotiation of agreements on behalf of actors and entertainers; and (iii) the promotion of the business interests of actors and entertainers. The founders of the Company subsequently decided that the Company should pursue other opportunities, and a change of control (the “Change of Control”) of the Company occurred on June 5, 2006. Note 7 further discuss the Change in Control.

In connection with the Change of Control, the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company changed its fiscal year-end from November 30 to January 31 on July 12, 2007.

The unaudited consolidated statement of operations for the two-month period ended January 31, 2006 is:

General & administrative expenses	$8,843
Interest expense	64

NET LOSS	$8,907

Basic and diluted loss per common share	$0.00

Weighted average common shares outstanding	32,246,049

2. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. The Company’s ability to become and maintain itself as a going concern is dependant upon its ability to raise additional funds through either the sale of equity securities or issuance of debt. Subsequent to January 31, 2007, the Company has raised $4,500,000 additional equity. In addition the Company believes it will be able to raise the additional financing necessary for the Company to become and maintain itself as a going concern, however, there is no assurance that financing will be obtained. Until the completion of such financing, there remains uncertainty regarding the Company’s ability to become and maintain itself as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed using the United States of America dollar (U.S. dollar).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary Xinjiang Yajia Distillate Company Limited (see Note 4) after the elimination of inter-company accounts and transactions. The fiscal year-end of Xinjiang Yajia Distillate Company Limited is December 31 and its results are consolidated on a one month lag basis, which reflects the results of Xinjiang Yajia Distillate Company Limited operations in accordance with its regulatory, tax and operating cycles. Accordingly, references to “January 31” mean the financial position of Xinjiang Yajia Distillate Company Limited as at December 31 and references to the “two- month period ended January 31” mean the results of Xinjiang Yajia Distillate Company Limited for the year ended December 31. Events subsequent to December 31 may provide additional information relating to items included in the financial statements of Xinjiang Yajia Distillate Company Limited and may reveal conditions existing at the financial statement date that affect the estimates involved in the preparation of the financial statements. All such information that becomes available prior to completion of the Company’s consolidated financial statements would be used in evaluating the estimates made and the financial statements would be adjusted where necessary.

Estimates and Assumptions

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates that were used in preparing these financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturities of three months or less.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined according to the differences between the carrying amounts and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. A valuation allowance against deferred income tax assets is recorded if, based on available information, it is more likely then not that such deferred income tax assets will not be realized.

Earnings (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) applicable to common shares by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per share is computed using the treasury stock method giving effect to the exercise of dilutive stock options and warrants. The treasury stock method assumes that any proceeds that would be obtained upon the exercise of stock options and warrants would be used to repurchase common shares at the average trading price during the year. A total of 483,750 stock options and 375,000 warrants were excluded from the computation of diluted earnings per share for the two-month period ended January 31, 2007 (483,750 stock options and 250,000 warrants for the year ended November 30, 2006) since they were anti-dilutive.

Stock -Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Foreign Currency Translation

Monetary assets and liabilities in foreign currency of the Company and of its integrated foreign operation are translated at the exchange rate in effect at the balance sheet date, whereas other assets and liabilities are translated at the exchange rate in effect at the transaction date. Revenue and expenses in foreign currency are translated at the average rate in effect during the year, with the exception of revenue and expenses relating to non-monetary assets and liabilities, which are translated at the historical rate. Gains and losses are included in the earnings for the year.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

 4. JOINT VENTURE

On November 23, 2006 the Company has invested in a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company owns 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products. As at January 31, 2007 the Company has contributed $510,081 and the two partners have contributed $56,700. The Company is committed to contribute an additional $4,125,000 (32,000,000 Chinese Renminbi (RMBs)).The amount from the two minority shareholders shown as a receivable at November 30, 2006 was received in December 2006.

5. STOCK PAYABLE

The Company received a deposit of five hundred thousand dollars ($500,000) from Portu Finance on November 1, 2006 to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. The warrants have a life term of two years. The deposit can be refundable prior to the issuance of the shares as described in the share subscription agreement. The shares were formally issued on December 6, 2006 (see Note 7).

6. INCOME TAXES

Income taxes are not due since the Company has incurred a loss since inception. The Company has deductible net operating losses of approximately $897,397 at January 31, 2007. These losses expire between 2023 and 2024.

Components of deferred income tax assets at January 31, 2007 and November 30, 2006 are as follows:

	January 31, 2007	November 30, 2006
Net operating losses	$297,749	$197,187
Valuation allowance	(297,749)	(197,187)
Net deferred income tax asset	$0	$0

The Company has recorded a full valuation allowance against its deferred income tax asset since it believes it is more likely then not that such deferred income tax asset will not be realized.

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	January 31 2007	November 30 2006	November 30 2005	Since Inception
	(2 months)	(12 months)	(12 months)
Tax at statutory rate (34%)	$100,562	$173,956	$19,998	$297,749
Increase in valuation allowance	(100,562)	(173,956)	(19,998)	(297,749)
Income tax expense	$0	$0	$0	$0

7. STOCKHOLDERS’ EQUITY

COMMON STOCK

The company is authorized to issue 100,000,000 shares of Common Stock (par value $0.001) of which 15,912,750 were issued and outstanding as of January 31, 2007.

The Company declared a stock split of 7 to 1 on April 5, 2006 for all shares outstanding at that date. All references to share and per share amounts in these financial statements have been retroactively adjusted to reflect the stock split.

Incident to the 2006 change in control of the Company, certain changes were made to the Company's capital structure. The Board members serving prior to the change in control tendered an aggregate of 7,000,000 shares of the Company's common stock to the treasury for cancellation. The Company declared a seven-for-one stock split on April 5, 2006. Following the stock split the Company's two previously serving directors, Mr. Nigel Johnson and Mr. Alfred Nutt, each tendered an aggregate of 9,000,000 shares of the Company's common stock to the treasury for cancellation. After giving effect to the forgoing changes, the Company's capital structure consisted of 10,162,750 issued and outstanding shares of common stock, of which 7,162,750 shares of common stock were tradable in public markets and 3,000,000 shares of common stock were restricted and not eligible for trading in public markets.

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement pursuant to which Gallant sold to the Company its right to form   a   joint venture with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s restricted common stock for a value of $143,000 which was recorded as an expense. The 5,000,000 shares are restricted.

The Company’s shares of restricted common stock are securities which have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold except as follows: (a) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S promulgated under the Securities Act; (b) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or another then available exemption under the Securities Act and state securities laws; (c) in a transaction that does not require registration under the Securities Act or any applicable state laws, or (d) pursuant to a registration statement which has been declared effective by the U.S. Securities and Exchange Commission (and which continues to be effective at the time of transfer of such securities).

On November 1, 2006, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $435,000 and the relative fair value of the warrants is $115,000. The shares were issued on November 20, 2006.

On November 1, 2006, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000. The shares were issued on November 20, 2006.

On November 1, 2006, Portu Finance Inc. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share.   The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. The shares were issued on December 6, 2006.

STOCK-BASED COMPENSATION EXPENSE

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to our employees, directors or consultants.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company, of which (i) 57,500 such options are exercisable for a purchase price of $2.00 per share and expire on October 5, 2011; (ii) 390,000 such options are exercisable for purchase price of $.05 per share and expire on October 6, 2011, with an average exercise price of $0.30 per share; and (iii) 70,000 such options were cancelled following the resignation of one of our directors in January 2007 . Of the stock options issued, 450,000 vested on October 5, 2006, 33,750 vested on November 1, 2006 and the balance will vest on November 1, 2007. These options expire on October 5, 2011 (450,000) and November 6, 2011 (67,500). The options had a fair value of $137,810 at the date of grant.   The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%. For the two-month period ended January 31, 2007, the Company recorded compensation expense of $31,522 ($74,766 for the year ended November 30, 2006).

A summary of option activity is presented below:

	Weighted-	Two-month Period ended January 31, 2007	Weighted-	Year ended November 30, 2006
Options	Average exercise price	Number of options	Average exercise price	Number of options
Balance beginning of period	$0.30	517,500	-	-
Granted	-	-	$0.30	517,500
Exercised	-	-	-	-
Cancelled	-	70,000	-	-
Balance end of period	$0.30	447,500	$0.30	517,500

Options exercisable at the end of the period	$0.30	418,750	$0.30	483,750

The aggregate intrinsic value of the options outstanding and the options exercisable at the end of the period is $877,500.

The following table summarizes information about options outstanding and exercisable at January 31, 2007:

Exercise price	Options outstanding Number	Weighted average contractual life ( in years )	Options exercisable Number
$0.05	390,000	4.67	390,000
$2.00	57,500	4.75	28,750
	447,500		418,750

The weighted-average grant-date fair value of options granted during the period ended November 30, 2006 was $0.27 per share.

As of January 31, 2007, there was $31,522 of total unrecognized compensation cost related to non-vested stock options. No options were exercised during the two-month period ended January 31, 2007. On January 31, 2007, 70,000 options were cancelled upon the resignation of a board member.

WARRANTS

The following warrants were issued in the year ended November 30, 2006 and in the two-month period ended January 31, 2007 and were accounted for in accordance with the fair value method described in SFAS No. 123R. Where fair value of these warrants was required to be calculated, the fair value was computed using the Black-Scholes Model with the following assumptions: no dividend yield, expected volatility of 160% for a two-year warrant and a risk-free interest rate range of 4.7% for a two-year warrant.

On November 1, 2006, 500,000 shares of common stock with 250,000 warrants were sold for $1,000,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $792,000 and the relative fair value of the warrants is $208,000. The shares and warrants were issued on November 20, 2006.

On November 1, 2006, 250,000 shares of common stock with 125,000 warrants were sold for $500,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. The shares and warrants were issued on December 6, 2006.

Summary information regarding warrants is as follows:

	Warrants	Exercise Price
Year ended November 30, 2006: Granted	250,000	$2.50
Outstanding at November 30, 2006	250,000	$2.50

Granted- December 2006	125,000	$2.50
Outstanding at January 31, 2007	375,000	$2.50
Exercisable at January 31, 2007	375,000

8. IMPUTED RENT AND SALARY

Former officers and directors were not paid for their services. In addition, they also provided office space without charge. Accordingly amounts were recorded as imputed rent and salaries expense reflecting such services with a corresponding amount as a contribution to capital.

9. GRANT

On June 9, 2006, the Hami District of Xinjiang Province granted to the Venture a Deed of Use for 150 acres of industrial land for the construction and operation of the Venture’s ethanol manufacturing plant (the “Grant”). On November 28, 2006, the Grant was approved and confirmed by the issuance of a Land Approval Confirmation from the Hami City Land Resource Bureau. This Land Approval Confirmation will terminate on November 27, 2056. The Xinjiang People’s Government has waived the Venture’s obligation to pay a Land Use Compensation Fee and a New Construction Compensation Fee. The People’s Republic of China does not permit private ownership of land by foreign enterprises, and similar properties are not offered for lease in the market.

10. COMMITMENTS

The Company has entered into a lease agreement for office space in Pointe-Claire, Quebec, Canada with Flairbase Inc. The president of Flairbase Inc. is a former director of the Company. The lease expires in August 2007 and calls for lease payments of $445 per month. The minimum lease payments for the next year are $3,115 in fiscal 2008. Rental expense under the operating lease amounted to $890, $1,780, $10,800 and $13,470 for the two-month period ended January 31, 2007, for the years ended November 30, 2006, 2005 and for the period since inception, respectively.

On November 25, 2006, the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. executed a memorandum which provides for the increase of the total investment in the Venture to RMB 50,000,000 and the registered capital to RMB 31,100,000. The participation of each party remains the same. The memorandum provides that the Company will use commercially reasonable efforts to facilitate bank loans to enable Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd to invest in the Venture a total amount of approximately 125,000USD each, the said amounts being used for the payment of their registered capital.

11. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On June 5, 2006 a Change of Control occurred in the Company. Nigel Johnson and Alfred Nutt (the "Sellers") sold 3,000,000 restricted common shares of the Company to five individuals and entities: Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006.

In connection with the execution of the Securities Purchase Agreement, the Company’s directors and its President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer resigned on June 5, 2006. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard were each appointed as the directors of the Company. Mr. Leonard subsequently resigned on September 5, 2006 and Mr. Guy Chevrette subsequently resigned on July 3, 2008. Mr. James Pak Chiu Leung has served as the Company’s Chief Executive Officer since that date.

The Company was charged during 2007 $4,000 ($6,000 for 2006) for fees by Kayplan International Consultants Limited (Kayplan) for the provision of technical and commercial consulting and support services to the Company. Kayplan is controlled by Naim Kosaric, who is a director of the Company, the six month ($2,000 per month) contract ends in February 2007.

The Company is currently renting office space in Pointe-Claire, Quebec, Canada from Flairbase Inc. The president of Flairbase Inc. is a former director of the Company. Pursuant to this lease, the Company pays $445 per month. The lease expires in August 2007.

12. FINANCIAL INSTRUMENTS

Fair value of financial instruments

The fair values of cash and accounts payable and accrued liabilities approximate their carrying amounts given that they will mature shortly.

Foreign exchange risk

The Company is exposed to foreign exchange risk due to cash, sales taxes receivable and accounts payable and accrued liabilities denominated in Canadian dollars and RMBs. As of January 31, 2007, assets denominated in Canadian dollars and RMBs consisting of cash and sales taxes receivable totalled CDN$47,820 and 2,668,846RMB (CDN$95,342 as of November 30, 2006); and accounts payable and accrued liabilities denominated in Canadian dollars totalled CDN$13,565 and none in RMB (CDN$21,159 as at November 30, 2006).

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at two financial institutions. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

13. SUBSEQUENT EVENTS

On March 8, 2007, the Company entered into Common Stock Purchase Agreements with each of Emper Overseas S.A and Aton Select Fund Limited (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and Emper Overseas S.A, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. Pursuant to the Common Stock Purchase Agreement between the Company and Aton Select Fund Limited, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On March 14, 2007, the Company issued sixty thousand (60,000) shares of common stock to an officer of the Company following the reception of a duly filled notice of exercise of common stock options.

On March 15, 2007, the Company issued sixty thousand (60,000) shares of common stock to a director following the reception of a duly filled notice of exercise of common stock options.

On March 16, 2007, the Company entered into Common Stock Purchase Agreements with Capinvest LLC (the “Capinvest Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Capinvest LLC, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. Pursuant to Capinvest Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On March 30, 2007, pursuant to the Emper Overseas S.A, Aton Select Fund Limited and Capinvest LLC Common Stock Purchase Agreements described above, the Company (i) issued 1,250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 625,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $2,500,000. No underwriting discounts or commissions were paid.

On March 10, 2007, the Company entered into a Common Stock Purchase Agreement with Simeon Securities S.A. (the “Simeon Securities S.A. Common Stock Purchase Agreement”). Pursuant to the Simeon Securities S.A. Common Stock Purchase Agreement, Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. Pursuant to the Simeon Securities S.A. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on April 20, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On May 9, 2007, the Company issued forty thousand (40,000) shares of common stock to a former officer of the Company following the reception of a duly filled notice of exercise of common stock options.

On July 27, 2007, the Company entered into a Common Stock Purchase Agreement with Adagio Marine Ltd. (the “Adagio Marine Ltd Common Stock Purchase Agreement”). Pursuant to the Adagio Marine Ltd Common Stock Purchase Agreement, Adagio Marine Ltd paid one million five hundred thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share.

On August 3, 2007, the Company issued sixty thousand (60,000) shares of common stock to a director following the reception of a duly filled notice of exercise of common stock options.

TIGER ETHANOL INTERNATIONAL, INC.
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
November 30

	2006	2005
ASSETS
Current assets:
Cash	$1,317,296	$60,801
Minority interest receivable	56,700	-
Sundry current assets	19,505	-

TOTAL ASSETS	$1,393,501	$60,801

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued liabilities	$56,866	$337
Loan payable to related party		4,193
Stock payable	500,000	-

TOTAL CURRENT LIABILITIES	556,866	4,530

Minority interest in Joint Venture	56,700	-

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 shares authorized,15,662,750 shares issued and outstanding	15,663	5,023
Additional paid-in capital	1,344,234	119,575
Deficit accumulated during development stage	(579,962)	(68,327)

Total Stockholders' Equity	779,935	56,271

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,393,501	$60,801

See accompanying summary of accounting policies and notes to consolidated financial statements

TIGER ETHANOL INTERNATIONAL, INC.
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF DEVELOPMENT STAGE EXPENDITURES
Year ended November 30, 2006 and 2005 and Periods from September 9, 2004 (Inception)
through November 30, 2006

	Year Ended 2006	Year Ended 2005	Inception through November 30, 2006
General & administrative expenses	$292,832	$58,482		$360,822
Compensation expense	217,766			217,766
Interest expense	1,037	337		1,374

NET LOSS	$511,635	$58,819		$579,962

Basic and diluted loss per common share	$0.03	$0.00	$	N/A

Weighted average common shares outstanding	19,899,313	32,246,049		N/A

See accompanying summary of accounting policies and notes to consolidated financial statements

TIGER ETHANOL INTERNATIONAL, INC.
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From September 9, 2004, (Inception) through November 30, 2006

	Common Stock		Paid In	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Shares issued to founders for cash	28,000,000	$28,000	$(27,600)	$-	$400

Contributions to capital by founders			7,650		7,650

Net loss	-	-	-	(9,508)	(9,508)

Balances at November 30, 2004	28,000,000	$28,000	$(19,950)	$(9,508)	$(1,458)

Shares issued for cash	7,162,750	7,163	95,185	-	102,348

Offering costs			(20,000)		(20,000)
Contribution to capital by founders			34,200		34,200

Net loss	-	-	-	(58,819)	(58,819)
Balances at November 30, 2005	35,162,750	$35,163	$89,435	$(68,327)	$56,271

Voluntary surrender common shares	(25,000,000)	(25,000)	25,000		0

Shares issued for services	5,000,000	5,000	138,000	-	143,000

Shares issued for cash	500,000	500	999,500		1,000,000
Contribution to capital by founders			17,533		17,533
Stock option			74,766		74,766

Net loss	-	-	-	(511,635)	(511,635)

Balances at November 30, 2006	15,662,750	$15,663	$1,344,234	$(579,962)	$779,935

See accompanying summary of accounting policies and notes to consolidated financial statements

TIGER ETHANOL INTERNATIONAL, INC.
(Formerly Known As Arch Management Services Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Year ended November 30, 2006 and 2005 and Periods from September 9, 2004 (Inception)
through November 30, 2006

	Year ended 2006	Year ended 2005	Inception through November 30, 2006
Cash flows from operating activities:
Net loss	$(511,635)	$(58,819)	$(579,962)
Adjustments to reconcile net Loss to net cash used in Operating activities:
Imputed rent and salary expense	17,533	34,200	59,383
Stock option	74,766		74,766
Non-cash stock compensation	143,000		143,000
Minority interest	56,700		56,700
Changes in:
Deferred offering costs		(20,000)	(20,000)
Minority interest receivable	(56,700)		(56,700)
Sundry current assets	(19,505)	-	(19,505)
Accounts payable		20,000	20,000
Accrued liabilities	56,529	337	56,866

Net cash used in operating activities	(239,312)	(24,282)	(265,452)

Cash flows from financing activities:
Stock payable	500,000		500,000

Proceeds from sale of common stock	1,000,000	82,348	1,082,748

Proceeds from loans payable to related party	87,093	2,380	91,286
Loan repayments	(91,286)	-	(91,286)

Net cash provided by financing activities	1,495,807	84,728	1,582,748

Net change in cash	1,256,495	60,446	1,317,296

Cash at beginning of period	60,801	355	-

Cash at end of period	$1,317,296	$60,801	$1,317,296

Supplemental Information:
Interest paid	$1,037	$337	$-

See accompanying summary of accounting policies and notes to consolidated financial statements

TIGER ETHANOL INTERNATIONAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND ORGANIZATION

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. Initially, the intention of the Company’s officers and directors was to establish a management and consulting business providing services to individuals working in the acting and entertainment industry. It was anticipated that the Company would provide services including: (i) the management of business affairs for actors and entertainers; (ii) representation and negotiation of agreements on behalf of actors and entertainers; and (iii) the promotion of the business interests of actors and entertainers. The founders of the Company subsequently decided that the Company should pursue other opportunities, and a change of control (the “Change of Control”) of the Company occurred on June 5, 2006. Note 11 further discusses the Change in Control.

In connection with the Change of Control, the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary Xinjiang Yajia Distillate Company Limited after the elimination of inter-company accounts and transactions up to the transaction date.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote.

Revenue Recognition

The Company has not had any revenue since inception.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti dilutive and then only the basic per share amounts are shown in the report.

Stock -Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

Foreign Currency Translation

The Company is incorporated in Nevada, and its main offices are currently located in Canada. Since inception, all transactions have been in U.S. dollars, although that will change when operating activities commence. An account, Other Comprehensive Income, will be added to Stockholders' Deficit that will represent changes in the value of the Canadian dollar and the Chinese Rmb relative to the U.S. dollar. As of each balance sheet date, the Canadian and the Chinese operations will translate its assets and liabilities into U.S. dollars at the exchange rate in effect on that date. There are no hedging contracts. Revenues and expenses during each period will be translated at the average exchange rates of those periods. Equity accounts are translated at historical amounts. Translation adjustments are deferred in the equity account, Other Comprehensive Income (Loss), a separate component of Stockholders' Equity (Deficit). As of November 30, 2006 the impact of translation adjustments was insignificant, therfore no impact on other comprehensive income.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. The Company’s ability to become and maintain itself as a going concern is dependant upon its ability to raise additional funds through either the sale of equity securities or issuance of debt. Subsequent to November 30, 2006, the Company has raised $500,000 additional equity as discussed in note 7 to financial statements. In addition the Company believes it will be able to raise the additional financing necessary for the Company to become and maintain itself as a going concern. Until the completion of such financing, their remains uncertainty regarding the Company’s ability to become and maintain itself as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. SUNDRY CURRENT ASSETS

Sundry current assets consisted of government taxes receivable.

5. JOINT VENTURE

The Company has invested in a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China. The Company owns 90% of the Venture. Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co. Ltd. each own 5% of the Venture. This ethanol will be produced from agricultural products. As at November 30, 2006 the Company has contributed $510,081 and the two partners have contributed $56,700 on December 25, 2006 which is shown as receivable.

6. ACCRUED LIABILITIES

Accrued liabilities consisted of accounts payable and accrued professional fees for $56,866.

7. STOCK PAYABLE

The Company received a deposit of five hundred thousand dollars ($500,000) from Portu Finance on November 1, 2006 to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. The shares were formally issued on December 6, 2006.

8. NOTES PAYABLE

On October 20, 2006, the Company entered into a loan agreement with Asset Protection Fund Ltd. to advance to the Company $100,000. The interest rate for the loan is 8% a year and the interest paid on the loan was $941. The loan was repaid on November 11, 2006.

9. INCOME TAXES

Income taxes are not due since the Company has incurred a loss since inception. The Company has deductible net operating losses of approximately $579,962 at November 30, 2006. These losses expire between 2023 and 2024 will expire. The Company’s ability to benefit from the net operating loss carryforwards could be limited pursuant to Internal Revenue Code 382 as a result of change in control on June 5, 2006.

Components of deferred tax assets at November 30, 2006 are as follows:

November 30, 2006:
Deferred tax asset	$197,187
Valuation allowance	(197,187)
Net deferred tax asset	$0

The Company has recorded a full valuation allowance against its deferred tax asset since it believes it is more likely than not that such deferred tax asset will not be realized.

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2006	Since Inception
Tax at statutory rate (34%)	$173,956	$197,187
Increase in valuation allowance	(173,956)	(197,187)
Net deferred tax asset	$0	$0

10. STOCKHOLDERS’ EQUITY

COMMON STOCK

The company is authorized to issue 100,000,000 shares of Common Stock (par value $0.01) of which 15,662,750 were issued and outstanding as of November 30, 2006.

The Company declared a stock split of 7 to 1 on April 5, 2006 for all shares outstanding at that date. All references to share and per share amounts in these financial statements have been retroactively adjusted to reflect the stock split.

Incident to the 2006 change in control of the Company, certain changes were made to the Company's capital structure. The Board members serving prior to the change in control tendered an aggregate of 7,000,000 shares of the Company's common stock to the treasury for cancellation. The Company declared a seven-for-one stock split on April 5, 2006. Following the stock split the Company's two previously serving directors, Mr. Nigel Johnson and Mr. Alfred Nutt, each tendered an aggregate of 9,000,000 shares of the Company's common stock to the treasury for cancellation. After giving effect to the forgoing changes, the Company's capital structure consisted of 10,162,750 issued and outstanding shares of common stock, of which 7,162,750 shares of common stock were tradable in public markets and 3,000,000 shares of common stock were restricted and not eligible for trading in public markets.

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into a Purchase Agreement pursuant to which Gallant sold the Company its interest in a joint venture it formed with certain Chinese entities to develop facilities for the production of ethanol fuel in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s common stock for a value of $143,000 which was recorded as non-cash compensation expense).

On November 1, 2006, VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share.

On November 1, 2006, Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share.

STOCK-BASED COMPENSATION EXPENSE

During the three month period ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company with an average exercise price of $0.30 per share. Of the stock options issued 450,000 vested on October 5, 2006, 37,500 vested on November 1, 2006 and the balance will vest on November 1, 2007. These options expire on October 5, 2011 (450,000), November 6, 2011 (37,500) and November 6, 2012 (37,500). The options had a fair value of $137,811 at the date of grant. The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%. For the period ended November 30, 2006, the Company recorded compensation expense of $74,766. As of November 30, 2006, there was $63,044 of total unrecognized compensation cost related to non-vested share-based compensation. No options were exercised during the period ended November 30, 2006.

A summary of option activity for the period ended November 30, 2006 is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding at November 30, 2005
Granted	517,500	$0.30	4.88
Exercised, forfeited, or expired
Outstanding at November 30, 2006	517,500	$0.30	4.88
Exercisable at November 30, 2006	483.750	$0.30	4.88

The weighted-average grant-date fair value of options granted during the period ended November 30, 2006 was $0.27 per share

WARRANTS

The following warrants were issued in 2006 in accordance with the fair value method described in SFAS No. 123. Where fair value of these warrants was required to be calculated, the fair value was computed using the Black-Scholes Model with the following assumptions: no dividend yield, expected volatility of 160% for a two-year warrant and a risk-free interest rate range of 4.7% for a two-year warrant.

On November 1, 2006, 500,000 shares of common stock with 250,000 warrants were sold for $1,000,000. The warrants have an exercise price of $2.50 and expire in 2 years. The relative fair value of the common stock is $734,000 and the relative fair value of the warrants is $263,000.

Summary information regarding warrants is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Year ended November 30, 2006:
Granted	250,000	$2.50	2 years
Outstanding at November 30, 2006	250,000	$2.50	2 years

Exercisable at November 30, 2006	250,000

The weighted average exercise price for options and warrants outstanding at November 30, 2006 was $1.02.

11. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Loans payable to a related party of $4,193 was reimbursed in March, 2006.

On June 5, 2006 a Change of Control occurred in the Company. Nigel Johnson and Alfred Nutt (the "Sellers") sold 3,000,000 restricted common shares of the Company were sold by to five individuals and entities: Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a securities purchase agreement dated as of June 5, 2006. The Purchasers paid a total sum of $50,010 for the 3,000,000 restricted common shares held by the Sellers, which represented 29.5% of the 10,162,750 issued and outstanding shares of the Company as of June 5, 2006.

In connection with the execution of the securities purchase agreement and the change in control, the Company’s prior directors and officers resigned on June 5, 2006. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard were each appointed as new directors of the Company. Mr. Leonard subsequently resigned on September 5, 2006 and Mr. Guy Chevrette subsequently resigned on July 3, 2008. Mr. James Pak Chiu Leung has served as the Company’s Chief Executive Officer since that date.

12. SUBSEQUENT EVENTS

On December 29, 2006 the company entered into an agreement with Xinjiang Yili Agricultural Division Supply and Sales Company (the "Xinjiang Yili Company"), a government-owned Chinese business, for supplies of corn to be used in the Company's planned ethanol manufacturing plant in Hami District. This agreement reduces the potential for uncertainty in the Company's bio-mass supply chain.

The terms of the agreement provide that during the first period of five years that Xinjiang Yili Company will supply all the corn kernels necessary for its initial production level of 20 to 30 thousand tons of ethanol "at a formula price that results in a discount to the commodity market price".

On January 23, 2007 the company has received all necessary operating licenses and permits to build and operate an ethanol plant. On February 14, 2007 the company announced its intention to raise an additional $4,500,000 in a Private Placement of common shares of the Company in order to complete the next phase of its business plan. The Company has received expressions of interest from Investment Companies who are expected to complete the remainder of their due diligence procedures and fund their investment in the Company within approximately 30 days.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 30, 2007, the Company dismissed its independent auditor, Malone & Bailey, PC and appointed Raymond Chabot Grant Thornton LLP, as its independent auditor. During the Company's two most recent fiscal years the opinion of Malone & Bailey, PC on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Each of the independent auditor's reports of Malone & Bailey, PC dated March 12, 2007 (for the year ended November 30, 2006) and January 8, 2006 (for the year ended November 30, 2005) contained "going concern" explanatory paragraph. This explanatory paragraph in the report dated March 12, 2007 (for the year ended November 30, 2006) questioned the Company’s ability to raise additional funds through either the sale of equity securities or issuance and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. In the report dated January 8, 2006 (for the year ended November 30, 2005) the "going concern" explanatory paragraph stated that the Company’s assets did not provide adequate working capital for the Company, and thus raised substantial doubts about the Company’s ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Malone & Bailey, PC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, PC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VIII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

In addition, at the present time, each member of the Company's board of directors and each officer of the Company (each such individual, an "Indemnitee") has entered into an indemnification agreement (the "Indemnification Agreement") with the Company, pursuant to which the Company has agreed to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$715.62
Printing Expenses	$2,000.00
Accounting/administrative Fees and Expenses	$30,000.00
Legal Fees/Expenses	$23,000.00
Transfer Agent Fees	$2,500.00
Miscellaneous Expenses	$2,000.00
TOTAL	$60,215.62

RECENT SALES OF UNREGISTERED SECURITIES

September 1, 2006 issuance of 5,000,000 Shares of Restricted Common Stock

On September 1, 2006, the Company and Gallant Energy International Inc. (“Gallant”) entered into an Agreement pursuant to which Gallant sold to the Company its right to form a joint venture with certain Chinese entities to develop facilities for the production of ethanol in the People’s Republic of China, in exchange for the issuance of 5,000,000 shares of the Company’s restricted common stock.  The president of the Company is also the sole person exercising voting and investment control over the securities of the Company held by Gallant. As such, this transaction valued at $143,000 was recorded as compensation paid to Gallant as a result of providing the Company with the opportunity to form a joint venture in China for the production of ethanol. Upon the issuance of these 5,000,000 shares of the Company’s restricted common stock, Gallant owned 33% of the Company.  The Company entered into the aforementioned transaction in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation S.

The Company’s shares of restricted common stock are securities which have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold except as follows: (a) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S promulgated under the Securities Act; (b) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or another then available exemption under the Securities Act and state securities laws; (c) in a transaction that does not require registration under the Securities Act or any applicable state laws, or (d) pursuant to a registration statement which has been declared effective by the U.S. Securities and Exchange Commission (and which continues to be effective at the time of transfer of such securities).

December 6, 2006 issuance of 250,000 Shares of Common Stock

On November 1, 2006, the Company entered into a Common Stock Purchase Agreement with Portu Finance Inc. (the “Portu Stock Purchase Agreement”). Pursuant to the Portu Stock Purchase Agreement, Portu Finance Inc. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $396,000 and the relative fair value of the warrants is $104,000. Pursuant to the Portu Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on December 6, 2008, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On December 6, 2006, pursuant to the Portu Stock Purchase Agreement, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Portu Stock Purchase Agreement was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

January 12, 2007 issuance of 500,000 Shares of Common Stock

On November 1, 2006, the Company entered into Common Stock Purchase Agreements with each of VP Bank (Schweiz) AG and Sal. Oppenheim Jr. & Cie (Schweiz) AG (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $436,000 and the relative fair value of the warrants is $114,000. Pursuant to the Common Stock Purchase Agreement between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $356,000 and the relative fair value of the warrants is $94,000. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on January 12, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On January 12, 2007, pursuant to the two Common Stock Purchase Agreements described above, the Company (i) issued 500,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $1,000,000. No underwriting discounts or commissions were paid. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 8, 2007 sale of 500,000 Shares of Common Stock

On March 8, 2007, the Company entered into Common Stock Purchase Agreements with each of Emper Overseas S.A and Aton Select Fund Limited (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”). Pursuant to the Common Stock Purchase Agreement between the Company and Emper Overseas S.A, Emper Overseas S.A paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to the Common Stock Purchase Agreement between the Company and Aton Select Fund Limited, Aton Select Fund Limited paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $360,000 and the relative fair value of the warrants is $140,000. The shares were formally issued on March 30, 2007. Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 14 and 15, 2007 issuance of 120,000 Shares of Common Stock

On March 14, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. James Leung an officer of the Company following the reception of a duly filled notice of exercise of common stock options.

On March 15, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. Claude Pellerin a director following the reception of a duly filled notice of exercise of common stock options.

The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

March 16, 2007 sale of 750,000 Shares of Common Stock

On March 16, 2007, the Company entered into Common Stock Purchase Agreements with Capinvest LLC (the “Capinvest Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Capinvest LLC, Capinvest LLC paid one million and five thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $1,079,000 and the relative fair value of the warrants is $421,000. The shares were formally issued on March 30, 2007. Pursuant to Capinvest Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on March 30, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On March 30, 2007, pursuant to the Emper Overseas S.A, Aton Select Fund Limited and Capinvest LLC Common Stock Purchase Agreements described above, the Company (i) issued 1,250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 625,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $2,500,000. No underwriting discounts or commissions were paid.

The aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

April 20, 2007 issuance of 250,000 Shares of Common Stock

On March 10, 2007, the Company entered into a Common Stock Purchase Agreement with Simeon Securities S.A. (the “Simeon Securities S.A. Common Stock Purchase Agreement”). Pursuant to the Common Stock Purchase Agreement between the Company and Simeon Securities S.A., Simeon Securities S.A. paid five hundred thousand dollars ($500,000) to purchase from the Company (i) 250,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 125,000 shares of the company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $359,000 and the relative fair value of the warrants is $141,000. The shares were formally issued on April 20, 2007. Pursuant to the Simeon Securities S.A. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on April 20, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On April 20, 2007, pursuant to the Stock Purchase Agreements described above, the Company (i) issued 250,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 125,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreements was $500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

May 9, 2007 issuance of 40,000 Shares of Common Stock

On May 9, 2007, the Company issued forty thousand (40,000) shares of common stock to Mr. Gilles Simard a former officer of the Company following the reception of a duly filled notice of exercise of common stock options. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

July 27, 2007 sale of 750,000 Shares of Common Stock

On July 27, 2007, the Company entered into a Common Stock Purchase Agreement with Adagio Marine Ltd (the “Adagio Marine Ltd Common Stock Purchase Agreement”). Pursuant to the Adagio Marine Ltd Common Stock Purchase Agreement, Adagio Marine Ltd paid one million five hundred thousand dollars ($1,500,000) to purchase from the Company (i) 750,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 375,000 shares of the Company's common stock at an exercise price initially set at $2.50 per share. These Warrants cannot be exercised on a cashless basis. The relative fair value of the common stock is $1,082,000 and the relative fair value of the warrants is $418,000. The shares were formally issued on July 27, 2007. Pursuant to the Adagio Marine Inc. Common Stock Purchase Agreement, the Series A Warrants which have been granted shall expire on July 27, 2009, and contain customary adjustment provisions in the event of changes in the capitalization of the Company. On July 27, 2007, pursuant to the Stock Purchase Agreement described above, the Company (i) issued 750,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 375,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the above mentioned Stock Purchase Agreement was $1,500,000.  No underwriting discounts or commissions were paid. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

August 3, 2007 issuance of 60,000 Shares of Common Stock

On August 3, 2007, the Company issued sixty thousand (60,000) shares of common stock to Mr. Naim Kosaric a director following the reception of a duly filled notice of exercise of common stock options. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

June 25, 2008 issuance of 771,070 Shares of Common Stock

On June 25, 2008, the Company issued seven hundred seventy one thousand and seventy (771,070) shares of common stock to DT Crystal Holdings Limited. The shares were issued following an Exchange Agreement between the Company and DT Crystal Holdings Limited. The Company owed $462,642 to DT Crystal Holdings Limited as of June 19, 2008 and concluded an Exchange Agreement whereby the debt and accrued interest were exchange for common shares of the Company at an exchange rate equal to the average of the selling price of the Company’s Common Stock traded during the Fifteen (15) business days prior to the day of closing minus a 7.5% discount. The aforementioned stock issuance transaction was made with non-U.S. persons and was undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

EXHIBITS

The following exhibits are included as part of this Form S-1/A. References to "the Company" in this Exhibit List mean Tiger Renewable Energy Ltd., a Nevada corporation.

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.3	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2006.

Exhibit 3.4	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2007.

Exhibit 5.1
Opinion of Michael Morrison, Nevada counsel to the Company. Opinion based upon Nevada state law. Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 4, 2008.

Exhibit 10.1	Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 10.2
Purchase Agreement, dated as of September 1, 2006, between the Company and Gallant Energy International Inc., incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2006.

Exhibit 10.3
Securities Purchase Agreement, dated as of June 5, 2006, between Nigel Johnson, Alfred Nutt, Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited, incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.5
Loan Agreement, dated as of September 30, 2006, between the Company and Asset Protection Fund Limited, incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.6
Letter of Intent, dated as of December 29, 2006, between the Company and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.7
Purchase Agreement, dated as of December 29, 2006, between Xinjiang Yajia Distillate Company Limited and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.8
Stock Purchase Agreement by and between the Company and Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.9
Series A Warrant issued to Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.10
Stock Purchase Agreement by and between the Company and Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.11
Series A Warrant issued to Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.12
Stock Purchase Agreement by and between the Company and Simeon Securities S.A., dated March 12, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.13
Series A Warrant issued to Simeon Securities S.A., dated March 10, 2007, incorporated by reference to Exhibit 10.13 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.14
Stock Purchase Agreement by and between the Company and Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.15
Series A Warrant issued to Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.15 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.16
Stock Purchase Agreement by and between the Company and Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.16 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.17
Series A Warrant issued to Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.17 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.18
Stock Purchase Agreement by and between the Company and VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.18 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.19
Series A Warrant issued to VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.19 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.20
Stock Purchase Agreement by and between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.20 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.21
Series A Warrant issued to Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.21 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.22
Stock Purchase Agreement by and between the Company and Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.22 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.23
Series A Warrant issued to Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.23 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.24	Joint Venture Agreement by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 23, 2006.

Exhibit 10.25	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 25, 2006.

Exhibit 10.26	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of June 6, 2007.

Exhibit 14.1	Code of Conduct, incorporated by reference to Exhibit 14.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2006.

Exhibit 14.2	Equity Incentive Plan, incorporated by reference to Exhibit 14.2 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.3	Audit Committee Charter, incorporated by reference to Exhibit 14.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.4	Whistleblower Procedures Policy, incorporated by reference to Exhibit 14.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.5	Governance Charter, incorporated by reference to Exhibit 14.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.6	Compensation Charter, incorporated by reference to Exhibit 14.6 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 16	Letter of Malone & Bailey, PC to the Commission, dated as of March 14, 2008.

Exhibit 21	List of Subsidiaries.

Exhibit 23.1	Consent of Raymond Chabot Grant Thornton LLP

Exhibit 23.2	Consent of Malone & Bailey, PC

Exhibit 23.3	Consent of Michael Morrison, Nevada counsel to the Company (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney, incorporated by reference to Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 17, 2008.

Exhibit 24.2	Power of Attorney, incorporated by reference to Registration Statement on Form S-1/A.

Exhibit 99.1	Form of Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form SB-2/A, filed with the Securities and Exchange Commission on January 29, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. 4.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Montreal on this 21st day of July, 2008.

Tiger Renewable Energy Ltd.

By:	/s/ James Pak Chiu Leung
Name: James Pak Chiu Leung Title: Principal Executive Officer

By:	/s/ Michel St-Pierre
Name: Michel St-Pierre
Title: Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ James Pak Chiu Leung
Name: James Pak Chiu Leung Title: Chief Executive Officer, President and Director Dated: July 21, 2008

/s/ Naim Kosaric*
Name: Naim Kosaric* Title: Director Dated: July 21, 2008

/s/ Robert Clarke**
Name: Robert Clarke ** Title: Director Dated: July 21, 2008

* Executed by Mr. James Pak Chiu Leung pursuant to the Power of Attorney executed on October 26, 2007 granting signatory authority to Mr. James Pak Chiu Leung by each such person as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement. Such powers are hereby filed as Exhibit 24.1 hereto and incorporated herein by reference thereto.

** Executed by Mr. James Pak Chiu Leung pursuant to the power of Attorney executed on July 21, 2008 granting signatory authority to Mr. James Pak Chiu Leung by each such person as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement. Such powers are hereby filed as Exhibit 24.2 hereto and incorporated herein by reference thereto.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 3.3	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2006.

Exhibit 3.4	Amendment to the Company’s Bylaws, incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2007.

Exhibit 5.1
Opinion of Michael Morrison, Nevada counsel to the Company. Opinion based upon Nevada state law. Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 4, 2008.

Exhibit 10.1	Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 17, 2004.

Exhibit 10.2
Purchase Agreement, dated as of September 1, 2006, between the Company and Gallant Energy International Inc., incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2006.

Exhibit 10.3
Securities Purchase Agreement, dated as of June 5, 2006, between Nigel Johnson, Alfred Nutt, Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited, incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.5
Loan Agreement, dated as of September 30, 2006, between the Company and Asset Protection Fund Limited, incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 10.6
Letter of Intent, dated as of December 29, 2006, between the Company and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.7
Purchase Agreement, dated as of December 29, 2006, between Xinjiang Yajia Distillate Company Limited and Xinjiang Yili Agricultural Division Supply and Sales Company, incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 15, 2007.

Exhibit 10.8
Stock Purchase Agreement by and between the Company and Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.9
Series A Warrant issued to Emper Overseas S.A, dated March 8, 2007, incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.10
Stock Purchase Agreement by and between the Company and Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.11
Series A Warrant issued to Aton Select Fund Limited, dated March 8, 2007, incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.12
Stock Purchase Agreement by and between the Company and Simeon Securities S.A., dated March 12, 2007, incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.13
Series A Warrant issued to Simeon Securities S.A., dated March 10, 2007, incorporated by reference to Exhibit 10.13 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.14
Stock Purchase Agreement by and between the Company and Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.15
Series A Warrant issued to Capinvest LLC, dated March 16, 2007, incorporated by reference to Exhibit 10.15 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on July 16, 2007.

Exhibit 10.16
Stock Purchase Agreement by and between the Company and Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.16 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.17
Series A Warrant issued to Adagio Marine Ltd, dated July 27, 2007, incorporated by reference to Exhibit 10.17 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on September 20, 2007.

Exhibit 10.18
Stock Purchase Agreement by and between the Company and VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.18 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.19
Series A Warrant issued to VP Bank (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.19 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

.
Exhibit 10.20
Stock Purchase Agreement by and between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.20 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.21
Series A Warrant issued to Sal. Oppenheim Jr. & Cie (Schweiz) AG, dated November 1, 2006, incorporated by reference to Exhibit 10.21 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.22
Stock Purchase Agreement by and between the Company and Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.22 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.23
Series A Warrant issued to Portu Finance Inc., dated November 1, 2006, incorporated by reference to Exhibit 10.23 to the Company’s Report on Form 10-KSB, filed with the Securities and Exchange Commission on October 19, 2007.

Exhibit 10.24	Joint Venture Agreement by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 23, 2006.

Exhibit 10.25	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of November 25, 2006.

Exhibit 10.26	Memorandum by and between the Company, Xinjiang Wangye Brewing Co. Ltd. and Guangdong Kecheng Trading Co., dated as of June 6, 2007.

Exhibit 14.1	Code of Conduct, incorporated by reference to Exhibit 14.1 to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on August 31, 2006.

Exhibit 14.2	Equity Incentive Plan, incorporated by reference to Exhibit 14.2 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.3	Audit Committee Charter, incorporated by reference to Exhibit 14.3 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.4	Whistleblower Procedures Policy, incorporated by reference to Exhibit 14.4 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.5	Governance Charter, incorporated by reference to Exhibit 14.5 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 14.6	Compensation Charter, incorporated by reference to Exhibit 14.6 to the Company’s Report on Form 10-QSB, filed with the Securities and Exchange Commission on October 23, 2006.

Exhibit 16	Letter of Malone & Bailey, PC to the Commission, dated as of March 14, 2008.

Exhibit 21	List of Subsidiaries.

Exhibit 23.1	Consent of Raymond Chabot Grant Thornton LLP

Exhibit 23.2	Consent of Malone & Bailey, PC

Exhibit 23.3	Consent of Michael Morrison, Nevada counsel to the Company (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney, incorporated by reference to Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 17, 2008.

Exhibit 24.2	Power of Attorney, incorporated by reference to Registration Statement on Form S-1/A.

Exhibit 99.1	Form of Subscription Agreement, incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form SB-2/A, filed with the Securities and Exchange Commission on January 29, 2008.